SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                           SILICON VALLEY GROUP, INC.,

                                       AND

                             WATKINS-JOHNSON COMPANY



                           Dated as of April 30, 1999



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I THE ACQUISITION......................................................1
         1.1      The Purchase and Sale........................................1
         1.2      Consideration................................................2
         1.3      Included Assets and Liabilities..............................2
         1.4      Post-Closing Adjustment......................................3
         1.5      Escrow Fund..................................................4
         1.6      Environmental Package; Title Insurance and Survey............4
         1.7      Closing......................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF WATKINS-JOHNSON...................5
         2.1      Organization of Watkins-Johnson and the SEG Entities.........5
         2.2      Capital Structure of the SEG Entities........................6
         2.3      Authority....................................................6
         2.4      Consents.....................................................7
         2.5      Financial Statements.........................................7
         2.6      No Undisclosed Liabilities...................................8
         2.7      Absence of Changes...........................................8
         2.8      Taxes.......................................................10
         2.9      Title to Properties; Absence of Liens and Encumbrances......12
         2.10     Intellectual Property.......................................13
         2.11     Permits; Compliance; Restrictions...........................18
         2.12     Litigation..................................................19
         2.13     Brokers' and Finders' Fees..................................19
         2.14     Employee Benefit Plans......................................19
         2.15     Employees; Labor Matters....................................22
         2.16     Environmental Matters.......................................22
         2.17     Agreements, Contracts and Commitments.......................24
         2.18     Customs.....................................................25
         2.19     Customers and Suppliers.....................................25
         2.20     Books and Records...........................................26
         2.21     No Illegal Payments, Etc. ..................................26
         2.22     Product Warranties; Defects; Liability......................26
         2.23     Disclosure Complete.........................................27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SVG.............................27
         3.1      Organization of SVG.........................................27
         3.2      Authority; No Conflict......................................27
         3.3      Brokers' and Finders' Fees..................................28
         3.4      Financial Capability........................................28

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


                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IV CONDUCT PRIOR TO THE CLOSING DATE..................................28
         4.1      Conduct of Business.........................................28
         4.2      No Solicitation.............................................30

ARTICLE V ADDITIONAL AGREEMENTS...............................................31
         5.1      Confidentiality; Access to Information......................31
         5.2      Public Disclosure...........................................32
         5.3      Legal Requirements..........................................32
         5.4      Third Party Consents........................................32
         5.5      Notification of Certain Matters.............................32
         5.6      Best Efforts and Further Assurances.........................32
         5.7      Regulatory Filings..........................................33
         5.8      Covenant Not to Compete.....................................33
         5.9      Employee Matters............................................33
         5.10     Tax Matters.................................................34
         5.11     Change of Names; License of use of "wj".....................38
         5.12     Collection of Receivables...................................38
         5.13     Intercompany Payables.......................................40

ARTICLE VI CONDITIONS TO THE ACQUISITION......................................40
         6.1      Conditions to Obligations of Watkins-Johnson................40
         6.2      Conditions to the Obligations of SVG........................41

ARTICLE VII INDEMNIFICATION...................................................43
         7.1      General Indemnification by Watkins-Johnson..................43
         7.2      General Indemnification by SVG..............................44
         7.3      Limitation and Expiration...................................45
         7.4      Indemnification Procedures..................................46
         7.5      Escrow Fund; Appointment of Escrow Agent; Exclusive Remedy..48
         7.6      Survival of Representations; Warranties and Covenants.......48

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................49
         8.1      Termination.................................................49
         8.2      Notice of Termination; Effect of Termination................49
         8.3      Fees and Expenses...........................................50
         8.4      Amendment...................................................50
         8.5      Extension; Waiver...........................................50

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


                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IX GENERAL PROVISIONS.................................................51
         9.1      Notices.....................................................51
         9.2      Interpretation..............................................52
         9.3      Counterparts................................................52
         9.4      Entire Agreement; Third Party Beneficiaries.................52
         9.5      Severability................................................52
         9.6      Other Remedies..............................................53
         9.7      Governing Law; Arbitration..................................53
         9.8      Rules of Construction.......................................53
         9.9      Assignment..................................................53
         9.10     Definitions.................................................54



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


                                INDEX OF EXHIBITS

Exhibit A                  Form of Escrow Agreement
Exhibit B                  Form of Legal Opinion - WSGR
Exhibit C                  Form of Legal Opinion - HEWM


                               INDEX OF SCHEDULES

Schedule 1.3               Included Assets and Included Liabilities
Schedule 1.4               Valuation of Included Assets and Included Liabilities
Schedule 2.1               Organization
Schedule 2.2               Capital Structure
Schedule 2.4               Consents
Schedule 2.5               Financial Statements
Schedule 2.6               Undisclosed Liabilities
Schedule 2.7               Absence of Changes
Schedule 2.9               Real and Personal Property
Schedule 2.10              Intellectual Property
Schedule 2.14              Employee Benefit Plans
Schedule 2.16              Environmental Matters
Schedule 2.17              Contracts
Schedule 2.19              Customers and Suppliers
Schedule 2.22              Standard Terms and Conditions
Schedule 5.9               Employee Retention and Termination Matters
Schedule 5.11              Internet Sites of SEG Entities



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                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of April 30, 1999, by and between Silicon Valley Group, Inc., a Delaware corporation ("SVG"), and Watkins-Johnson Company, a California corporation ("Watkins-Johnson").

         Except as otherwise set forth in this Agreement, capitalized terms shall have the definitions set forth in Section 9.10.

                                    RECITALS

         A. The Board of Directors of each of SVG and Watkins-Johnson believe it is in the best interests of each company and their respective stockholders that SVG, or a subsidiary or subsidiaries of SVG, acquire (the "Acquisition") the Business by purchasing (i) all of the outstanding membership interests (the "SEG LLC Interests") in a limited liability company (the "SEG LLC") wholly owned by the SEG Sub (as defined below) immediately prior to the Closing, (ii) all of the capital stock (collectively, the "International Subsidiary Capital Stock") of the international subsidiaries of Watkins-Johnson listed on Schedule 2.1 (collectively, the "SEG International Entities" and together with WJ Semiconductor Equipment Group, Inc., a California corporation and wholly owned subsidiary of Watkins-Johnson (the "SEG Sub"), Watkins-Johnson International, a California corporation and wholly owned subsidiary of SEG Sub ("Watkins-Johnson International"), and the SEG LLC, the "SEG Entities") and (iii) all of Watkins-Johnson's right, title and interest in and to the Scotts Valley Property.

         B. A portion of the cash otherwise payable to Watkins-Johnson in connection with the Acquisition shall be placed in escrow by SVG for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of the representations, warranties and covenants of Watkins-Johnson contained herein.

         C. In connection with the Acquisition, SVG and Watkins-Johnson desire to make the representations, warranties, covenants and other agreements set forth in this Agreement.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

         1.1 The Purchase and Sale. At the Closing (as defined in Section 1.7) and subject to and upon the terms and conditions of this Agreement, Watkins-Johnson shall, and shall cause the SEG Sub to, sell and deliver to SVG or its subsidiary (or, in the case of the Scotts Valley Property, SVG's designated assignee), and SVG or its subsidiary (or, in the case of the Scotts Valley Property, SVG's designated assignee) shall purchase from the SEG Sub all of the outstanding SEG LLC Interests, and from Watkins-Johnson the Scotts Valley Property and all of the outstanding shares of the International Subsidiary Capital Stock, in each case free and clear of all Liens (but in the case of the Scotts Valley Property, subject to such Liens as shall not adversely impact the use, value, ability to finance, marketability, transferability, leasing, or development of the Scotts Valley Property). Notwithstanding the foregoing, the shares of stock in the SEG International Entities held by nominees of Watkins-Johnson or Watkins-Johnson International in accordance with applicable law shall be transferred by such nominees to nominees of SVG for nominal consideration equal to the original consideration each such nominee paid to first acquire such shares.

         1.2 Consideration. In consideration for the sale of the SEG LLC Interests, the Scotts Valley Property, and the SEG International Capital Stock, SVG shall cause to be paid to Watkins-Johnson the Adjusted Consideration (as defined below). At the Closing, SVG shall cause to be paid to Watkins-Johnson or SEG Sub, by check or wire transfer, a cash payment (the "Closing Cash Payment") equal to $19,950,000. The total of the Closing Cash Payment plus the Earnest Money Payment already made by SVG to Watkins-Johnson upon execution of the Letter of Intent is herein referred to as the "Estimated Consideration," which Estimated Consideration shall be subject to adjustment pursuant to Sections 1.3 and 1.4 below. The Estimated Consideration as adjusted pursuant to Sections 1.3 and 1.4 is herein referred to as the "Adjusted Consideration."

         1.3      Included Assets and Liabilities.

                  (a)   Prior  to  the   Closing,   the  SEG  LLC  and  the  SEG
International Entities shall hold all of the Included Assets and Included Liabilities, except the Scotts Valley Property which is held by Watkins-Johnson. Any Included Assets, except the Scotts Valley Property which will be held by Watkins-Johnson immediately prior to the Closing, and Included Liabilities held by Watkins-Johnson or the SEG Sub, or any affiliate of Watkins-Johnson or SEG Sub not constituting an SEG International Entity, as of the date of this Agreement, shall be transferred to the SEG LLC or an SEG International Entity effective on or prior to the Closing.

                  (b) As used in this Agreement, the "Included Assets" consists of all of the assets referenced on Schedule 1.3 under the caption "Included Assets" and explicitly excludes the "Excluded Assets," which Excluded Assets include the assets set forth on Schedule 1.3 under the caption "Excluded Assets." The "Included Liabilities" consists of all of the obligations and liabilities referenced on Schedule 1.3 under the caption "Included Liabilities" and explicitly excludes all other liabilities and obligations, including the Excluded Liabilities as referenced on Schedule 1.3 under the caption "Excluded Liabilities." The parties agree and acknowledge that the lists of Excluded Assets and Excluded Liabilities on Schedule 1.3 are not intended to be, nor shall be deemed to be, all inclusive.

                  (c) Notwithstanding anything in this Section 1.3 or in Section 1.4, SVG may elect not to assume certain payables (the "Unassumed Payables") included in the Included Liabilities as of the Closing, in which case the Included Liabilities as of the Closing shall not include such Unassumed Payables for purposes of determining the Closing Net Assets pursuant to Section 1.4. In such event,

SVG shall advise Watkins-Johnson in writing of such Unassumed Payables on or prior to the Closing, and shall pay to Watkins-Johnson at Closing the dollar amount of such Unassumed Payables, which amounts shall be added to the Closing Cash Payment, and Watkins-Johnson shall be liable to satisfy any such Unassumed Payables.

         1.4      Post-Closing Adjustment.

                  (a) The parties acknowledge that the Estimated Consideration was based upon the values for the Included Assets and the Included Liabilities as of December 31, 1998, as adjusted, as set forth on Schedule 1.4. The value of Included Assets less the Included Liabilities as of December 31, 1998 of $26,800,000 as set forth on Schedule 1.4, is herein referred to as the "Preliminary Net Asset Value." Within thirty (30) days after the Closing Date, Watkins-Johnson shall deliver to SVG a certificate (the "Closing Certificate") setting forth a schedule of and values for the Included Assets and Included Liabilities (other than the Unassumed Payables), as of the Closing Date, determined by Watkins-Johnson based on GAAP, which certificate shall be signed by the President or Vice President of Watkins-Johnson. The Closing Certificate shall also include a determination of the consolidated net assets being acquired by SVG hereunder (the "Closing Net Asset Value") of the Business, which shall be equal to the value of the Included Assets minus the value of the Included Liabilities (excluding the Unassumed Payables) as of the Closing Date, plus the cash balances held by the SEG International Entities as of the Closing; provided, however, that the value of the assets and liabilities, including the equipment related to the AP Next product, set forth under the caption "Fixed Valuation" on Schedule 1.4 as of the Closing Date shall be equal to the value of such assets and liabilities as of December 31, 1998; and, provided, further, that the inventory balances (net of reserves) determined in accordance with GAAP as of the Closing Date shall be increased by $4,500,000. In addition, in order to determine the value of the Closing Net Assets, Watkins-Johnson shall, immediately prior to the Closing or as soon as practicable thereafter, with the reasonable assistance of SVG, perform a physical inspection and count of the inventory and equipment included in the Included Assets to determine the value of those assets as of the Closing Date. SVG shall observe the physical inventory inspection and count.

                  (b) SVG shall have thirty (30) days from the date of receipt of the Closing Certificate during which it may review the Closing Certificate. Following completion of its review of the Closing Certificate, SVG shall deliver to Watkins-Johnson a written notice (the "SVG Closing Adjustment Notice") stating either (i) that SVG agrees with the calculation of the Closing Net Asset Value set forth in the Closing Certificate or (ii) that SVG does not agree with such calculation and providing SVG's calculation of the Closing Net Asset Value. The parties shall in good faith attempt to resolve any differences between Watkins-Johnson's calculation of Closing Net Asset Value and SVG's calculation of Closing Net Asset Value. If the parties do not resolve any such differences within thirty (30) days of the delivery of the SVG Closing Adjustment Notice, the parties shall engage the independent accounting firm of PricewaterhouseCoopers, LLP, or if PricewaterhouseCoopers LLP is unable to perform such services, a mutually agreed upon independent accounting firm of national standing and reputation, to determine the Closing Net Asset Value. Such determination by the independent accounting firm shall be final and binding on the parties. The cost of the services of the independent accounting firm shall be

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borne by the  party  whose  determination  of the  Closing  Net  Asset  Value is furthest from the determination of the independent accounting firm, or if the determination by such firm is equidistance from the parties' valuations, the cost shall be split equally between the two parties. Each party shall cooperate and shall use reasonable efforts to cause its officers, directors and employees to cooperate with the other party and the independent accounting firm to determine the Closing Net Asset Value in furnishing information, documents, evidence and other assistance to the other party and the independent accounting firm to facilitate the completion of the review and determination of the Closing Net Asset Value. If the Closing Net Asset Value is less than the Preliminary Net Asset Value, Watkins-Johnson shall pay SVG the difference in cash within ten
(10) business days after the final determination (whether by mutual agreement between the parties or by the independent accounting firm) of the Closing Net Asset Value. If the Closing Net Asset Value is greater than the Preliminary Net Asset Value, SVG shall pay Watkins-Johnson the difference in cash within ten
(10) business days after the final determination (whether by mutual agreement between the parties or by the independent accounting firm) of the Closing Net Assets. In no event shall any amounts owed to SVG by Watkins-Johnson under this
Section 1.4(b) be paid out of the Escrow Fund.

         1.5 Escrow Fund. At the Closing, SVG shall deliver, or shall cause to be delivered, directly to an escrow agent to be selected prior to Closing (the "Escrow Agent"), an amount in cash equal to $3,450,000 (the "Escrow Amount") to be deducted from the Closing Cash Payment and held in an escrow fund pursuant to the terms set forth herein and in an escrow agreement to be entered into by and among SVG, Watkins-Johnson and the Escrow Agent, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). Subject to the terms of this Agreement, the Escrow Amount shall be available to satisfy any indemnification obligations of Watkins-Johnson pursuant to Article 7 for Claims made on or prior to the Escrow Release Date and shall be paid out as provided in
Section 7.5 hereof and in the Escrow Agreement.

         1.6 Environmental Package; Title Insurance and Survey. At the Closing, for the convenience of Watkins-Johnson, SVG shall deliver, or shall cause to be delivered, directly to the Environmental Consultant or the Environmental Consultant's designee, an amount in cash equal to the amount required to purchase the Environmental Package (the "Environmental Package Cost"); provided, that the total Environmental Package Cost shall not exceed $3,200,000. The parties hereto acknowledge that the Environmental Package Cost (subject to the limitation set forth in the preceding sentence) is to be borne by Watkins-Johnson and that SVG shall deduct the Environmental Package Cost from the Closing Cash Payment. In addition, prior to the Closing, Watkins-Johnson shall have obtained for the benefit of SVG or SVG's designee, as part of the transfer of the Scotts Valley Property a CLTA Form 100 title insurance policy (rev. 6/14/96) without a survey exception, insuring the Scotts Valley Property for $14,500,000 (the "Title Policy"). The Title Policy shall remain in full force and effect after the Closing, for the benefit of SVG or a party or parties designated by SVG before the Closing. Watkins-Johnson shall also obtain an ALTA survey on the Scotts Valley Property. The cost of the Title Policy and a ALTA survey on the Scotts Valley Property shall be shared equally by SVG and Watkins-Johnson. All other costs associated with the transfer of the Scotts Valley Property (including all closing costs and transfer taxes) shall be borne by Watkins-Johnson. SVG agrees that any portion of the Environmental Package Cost that is not paid to the Environmental Consultant (for example, any amounts returned to SVG from any escrow established with the Environmental Consultant) shall be applied to the completion of the tasks and services required to be completed or performed by the Environmental Consultant or, failing that, shall be returned to Watkins-Johnson. SVG and Watkins-Johnson shall endeavor in good faith to work out more specific arrangements regarding these matters by the Closing.

         1.7 Closing.  Unless this Agreement is earlier  terminated  pursuant to
Section 8.1, the closing of the Acquisition (the "Closing") shall take place as promptly as practicable, but not earlier than the later of (a) five (5) Business Days following satisfaction or waiver of the conditions set forth in Article 6 and (b) the next month-end closing for Watkins-Johnson to occur, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, unless another place or time is agreed to in writing by SVG and Watkins-Johnson. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF WATKINS-JOHNSON

         Watkins-Johnson represents and warrants to SVG, subject to the exceptions specifically disclosed in the disclosure schedules referencing the appropriate section and paragraph numbers supplied by Watkins-Johnson to SVG dated as of the date hereof (the "Watkins-Johnson Disclosure Schedules"), that on the date hereof (except with respect to the SEG LLC, which representations and warranties shall be effective as of the transfer of the Included Assets and the Included liabilities held by Watkins-Johnson or the SEG Sub to the SEG LLC) and as of the Closing Date as though made on the Closing Date as follows:

         2.1 Organization of Watkins-Johnson and the SEG Entities.

                  (a) Each of Watkins-Johnson and the SEG Entities is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate or limited liability company power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is (or with respect to the SEG LLC will be prior to and as of the Closing) duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the SEG Entities and the Business taken as a whole.

                  (b) Schedule 2.1 contains a true and complete list of the SEG Entities, indicating the jurisdiction of incorporation of each SEG Entity and the direct parent of each SEG Entity.

                  (c) Watkins-Johnson has delivered or made available to SVG a true and correct copy of the organizational or charter documents or other governing instruments of each of the SEG Entities, each as in existence and amended to date, and each such instrument is in full force and effect. Watkins-

Johnson shall deliver to SVG any and all additional organizational or charter documents or other governing instruments of any SEG Entity that may become effective prior to the Closing, or any amendments, supplements or restatements of any organizational or charter documents or other governing instruments of any SEG Entity in effect at any time prior to or as of the Closing. None of the SEG Entities is in violation of any of the provisions of its organizational or charter documents or other governing instruments.

         2.2 Capital Structure of the SEG Entities. Schedule 2.2 sets forth the capital structure of each of the SEG Entities. Immediately prior to Closing, all of the outstanding SEG LLC Interests will be held by the SEG Sub. All of the outstanding shares of SEG Sub are held directly by Watkins-Johnson. All the outstanding shares of International Subsidiary Capital Stock are held directly by Watkins-Johnson International and, immediately prior to the Closing, will be held by Watkins-Johnson. All the outstanding SEG LLC Interests and all the outstanding shares of International Subsidiary Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the organizational or charter documents or other governing documents of such SEG Entity or any agreement or document to which Watkins-Johnson or any SEG Entity is a party or by which any of them is bound. There are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Watkins-Johnson or any of its subsidiaries is a party or by which it is or will be bound obligating any SEG Entity to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of any SEG Entity or obligating any SEG Entity to grant, or enter into any such option, warrant, equity security, call, right, commitment or agreement, except as contemplated hereunder. There are no voting trusts, proxies or other agreements or understandings with respect to any equity security or ownership interest of any class of any SEG Entity.

         2.3 Authority.

                  (a) Watkins-Johnson has all requisite corporate power and authority to enter into this Agreement and the Related Agreements to be entered into by it pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement or any Related Agreement to be entered into by Watkins-Johnson pursuant hereto and the consummation of the transactions contemplated hereby or thereby, have been duly authorized by all necessary corporate action on the part of Watkins-Johnson, pursuant to applicable laws. Each of this Agreement and the Related Agreements to be entered into by Watkins-Johnson pursuant hereto have been (or by the Closing will be) duly executed and delivered by Watkins-Johnson and, assuming the due authorization, execution and delivery by SVG, constitutes (or as of the Closing will constitute) a valid and binding obligation of Watkins-Johnson, enforceable in accordance with its terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement or any Related Agreement to be entered into by Watkins-Johnson pursuant hereto does not, and the performance of this Agreement or any Related Agreement to be entered into by

Watkins-Johnson pursuant hereto will not, (i) Conflict with the Articles of Incorporation or Bylaws of Watkins-Johnson or the equivalent organizational documents of any of its subsidiaries, including the SEG Entities, (ii) subject to the need to obtain the consents referenced in Schedule 2.4, Conflict with any law, rule, regulation, order, judgment or decree applicable to Watkins-Johnson or any of its subsidiaries, including the SEG Entities, or by which its or any of their respective properties is bound or affected, or (iii) subject to the need to obtain the consents referenced in Schedule 2.4, Conflict with or impair Watkins-Johnson's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Watkins-Johnson or any of its subsidiaries, including the SEG Entities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Watkins-Johnson or any of its subsidiaries, including the SEG Entities, is a party or by which Watkins-Johnson or any of its subsidiaries, including the SEG Entities, or its or any of their respective properties is bound or affected.

         2.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") or any third party (so as not to trigger a Conflict), is required by or with respect to Watkins-Johnson or any SEG Entity in connection with the execution and delivery of this Agreement or any Related Agreement or the consummation of the Acquisition by Watkins-Johnson, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the antitrust laws of any foreign country, and such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not be material to the ability of the parties to consummate the Acquisition.
Schedule 2.4 sets forth all consents, waiver and approvals under any Contracts or Leases to which Watkins-Johnson or any SEG Entity is a party or by which such entity is bound required to be obtained in connection with the consummation of the Acquisition. Schedule 2.4 also identifies the Required Consents (as referred to in Section 6.1(f) and 6.2(d)) (the "Required Consents") under the caption "Required Consents."

         2.5 Financial Statements. Schedule 2.5 sets forth the unaudited consolidated balance sheet of the Business (the "SEG Balance Sheet") as of December 31, 1998 (the "SEG Balance Sheet Date") and the related unaudited statements of income and cash flows for the 12-month period then ended (collectively, the "SEG Year-End Financials"). Schedule 2.5 also sets forth the unaudited consolidated balance sheet of the Business as of March 26, 1999 and the related unaudited statements of income for the three (3) month period then ended (collectively, the "SEG Interim Financials" and together with the SEG Year-End Financials, the "SEG Financials"). The SEG Financials are fairly stated and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other except as specifically stated therein. The SEG Financials present fairly the consolidated financial condition and operating results of SEG Sub as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance.

         2.6 No Undisclosed Liabilities. Except for the Included Liabilities, none of the SEG Entities has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles) (a "Liability"), and, to Watkins-Johnson's knowledge, there is no reasonable Basis for any present or future action, suit or proceeding, hearing, investigation, charge, complaint or demand against the Business or any SEG Entity giving rise to any Liability, which individually or in the aggregate, (i) has not been reflected in the SEG Balance Sheet, or (ii) has not arisen in the ordinary course of the Business since the SEG Balance Sheet Date consistent with past practices, or (iii) could result in a Material Adverse Effect on the SEG Entities and the Business taken as a whole.

         2.7 Absence of Changes. Except as otherwise contemplated herein, since the SEG Balance Sheet Date, there has not been, occurred or arisen with respect to any SEG Entity or the Business any:

                  (a) transaction except in the ordinary course of business as currently conducted and consistent with past practices;

                  (b) amendments or changes to the organizational documents or other charter documents of any SEG Entity;

                  (c) capital expenditures or commitments in the aggregate exceeding $100,000;

                  (d) destruction of, damage to or loss of any Included Assets or the Business (whether or not covered by insurance);

                  (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates);

                  (g) revaluation of any of the Included Assets or the Excluded Assets;

                  (h) inbound license agreement with respect to the Intellectual Property of any third party or any assignment, sale or other transfer of, or outbound license agreement with respect to, the SEG Intellectual Property with any third party, except for nonexclusive outbound license agreements entered into in the ordinary course of business consistent with past practice and in substantially the form set forth on Schedule 2.7(i);

                  (i) agreement with any Person, other than SVG, providing for the possible acquisition, transfer or disposition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any material portion of the capital stock or assets of another entity;

                  (j) sale, lease or other disposition of any of the Included Assets or any creation of any Lien or other security interest in such Included Assets;

                  (k) amendment or termination of any Contract, Lease, SEG Permit, SEG Environmental Permit or license to which any SEG Entity is a party or by which it or any of the Included Assets or Included Liabilities is bound;

                  (l) loan by any SEG Entity to any Person or entity, incurring by any SEG Entity of any indebtedness, guaranteeing by any SEG Entity of any indebtedness, issuance or sale of any debt securities of any SEG Entity or guaranteeing of any debt securities of others;

                  (m) failure to pay when due any amounts owed to a creditor;

                  (n) except in the ordinary course of business consistent with past practice, discharge or release of any Lien, or any payment or discharge of any liability, other than current liabilities incurred in the ordinary course of business consistent with past practice;

                  (o) commencement or notice or known threat of commencement of any lawsuit or reasonable basis therefor, or proceeding against or investigation of any SEG Entity, any officer or director of any SEG Entity (by reason of such person's status as an officer or director of such SEG Entity) or any of their Affiliates with respect to the Business;

                  (p) notice of any claim or potential claim of ownership by any third party of the SEG Intellectual Property owned by or developed or created by any SEG Entity or used in the Business or of infringement by any SEG Entity of any third party's Intellectual Property;

                  (q) issuance or sale or contract to issue or sell, by any SEG Entity of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (r) material change in the customary methods of operations of any SEG Entity (including practices and policies relating to selling, purchasing and marketing), or any material change in pricing or royalties set or charged by any SEG Entity to its customers or licensees or, to Watkins-Johnson's knowledge, in pricing or royalties set or charged by Persons who have licensed Intellectual Property to any SEG Entity;

                  (s) any event or condition of any character that has had a Material Adverse Effect on the SEG Entities and the Business, taken as a whole; or

                  (t) negotiation or agreement by Watkins-Johnson or any SEG Entity or any director, officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with the SVG and its representatives regarding the transactions contemplated by this Agreement).

         2.8 Taxes.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Tax Returns and Audits.

                           (i)  Watkins-Johnson  and the SEG  Entities as of the
Closing will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Included Assets, the Business or the SEG Entities or their operations and such Returns are or will be true and correct and completed in accordance with applicable law.

                           (ii)  Watkins-Johnson  and the SEG Entities as of the
Closing (A) will have paid all Taxes required to be paid with respect to the SEG Entities and will have withheld with respect to the employees of the Business or the SEG Entities all federal, state and foreign income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the SEG Financials all Taxes attributable to the periods covered by the SEG Financials and will not have incurred any liability for Taxes for the period prior to the Closing other than in the ordinary course of business.

                           (iii) The SEG Entities have not been, and will not be
prior to the Closing, delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the SEG Entities, nor have the SEG Entities executed, nor will they execute prior to Closing, any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other  examination  of any Return of
the SEG Entities is presently in progress, nor have any of the SEG Entities been notified of any request for such an audit or other examination.

                           (v) The SEG Entities had no  liabilities  as of March
26, 1999 for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the SEG Interim Financials, whether asserted or unasserted, contingent or otherwise, and the SEG Entities have not incurred any liability for Taxes since that date other than in the ordinary course of business.

                           (vi)  Watkins-Johnson  and/or the SEG  Entities  have
made available to SVG or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns that the SEG Entities (or that are related to the Included Assets or the Business) have filed for all periods since their inception.

                           (vii)  There  are  (and  immediately   following  the
Closing there will be) no Liens on the Included Assets relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                           (viii)  Watkins-Johnson has no knowledge of any Basis
for the assertion of any deficiency or claim for additional Taxes relating or attributable to Taxes which, if adversely determined, would result in any Lien on the Included Assets.

                           (ix)  None  of the  Included  Assets  is  treated  as
"tax-exempt use property," within the meaning of Section 168(h) of the Code.

                           (x) None of the SEG Entities  are, nor will any be on
or prior to the Closing, a party to any tax sharing, indemnification or allocation agreement, nor does any SEG Entity owe any amount under any such agreement.

                           (xi) No adjustment  relating to any Return of the SEG
Entities (or related to the Included Assets or the Business) has been proposed formally or informally by any tax authority to Watkins-Johnson or any SEG Entity or any representative thereof.

                           (xii) SEG LLC will,  prior to and as of the  Closing,
constitute a limited liability company formed under Delaware law, SEG Sub has been (and will be) the sole owner of SEG LLC at all times following its formation, and neither Watkins-Johnson nor SEG Sub has taken (nor will take) any action inconsistent with the treatment of SEG LLC as a "disregarded entity" under Treas. Reg. Section 301.7701-3(b)(1)(ii).

                           (xiii) The Included Assets  transferred to SEG LLC by
SEG Sub constitute more than 80 percent of the tangible personal property held or used in the course of the activities of SEG Sub requiring the SEG Sub to hold a seller's permit for California sales tax purposes.

                  (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which Watkins-Johnson or the SEG Entities are a party as of the dates hereof, including but not limited to the provisions of this Agreement, covering any employee or former employee of the SEG Entities (or any SEG employees retained by SVG or an Affiliate of SVG following the Closing), which, individually or collectively, could give rise to the payment of any amount that if paid by SVG would not be deductible by SVG following the Closing (or would be subject to an excise tax following the Closing) pursuant to Sections 280G, 404 or 162(m) of the Code.

         2.9 Title to Properties; Absence of Liens and Encumbrances.

                  (a) Schedule 2.9 sets forth: (i) a list of all real property currently owned, leased, subleased or otherwise occupied by any SEG Entity in connection with the Business or included in the Included Assets (collectively, "SEG Business Facilities"); and (ii) a list of all other leases, subleases or other occupancy agreements between any SEG Entity as lessor and any third parties with respect to any SEG Business Facilities, including (for both subsection (i) and (ii)) the name of the lessee or sublessee, the name of the lessor, the date of the lease, sublease or other occupancy agreement (each a "Lease"), and each amendment thereto. Watkins-Johnson shall have delivered SVG correct and complete copies of the Leases listed on Schedule 2.9. With respect to each property listed on Schedule 2.9:

                           (i) as to  property  subject  to a Lease,  the  Lease
(and, as to a sublease or other similar occupancy agreement, the master Lease) is in full force and effect, is valid and effective in accordance with its terms, and there is not, under such Lease or master Lease, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by Watkins-Johnson or any SEG Entity, or to Watkins-Johnson's knowledge, any other party thereto;

                           (ii) as to  property  held  subject to a Lease,  upon
obtaining any required consents of the landlord, the Lease will continue to be legal, valid, binding and enforceable against the SEG Entity that is a party thereto and against the other party thereto, and will be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (iii)  as  to  property   subject  to  a  Lease,   to
Watkins-Johnson's knowledge, no third party to the Lease has repudiated any provisions thereof;

                           (iv)  none  of  the  SEG   Entities   has   assigned,
transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any SEG Business Facilities, except as contemplated herein;

                           (v) the SEG  Business  Facilities  have  received all
material approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof as conducted by any SEG Entity and have been operated and maintained in accordance with applicable laws, rules, codes, ordinances, covenants, conditions and restrictions and regulations in all material respects, except to the extent that any such violation would neither have a Material Adverse Effect on the SEG Entities and the Business taken as a whole, the Included Assets or the Included Liabilities, nor prevent the consummation of the transactions contemplated hereunder; and

                           (vi) all SEG Business  Facilities  are supplied  with
utilities and other services necessary for the operation of said facilities.

                  (b) The SEG Entities have good, valid and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the tangible properties and assets, real, personal and mixed, used in the Business, including the Included Assets, free and clear of any Lien, except for the Japanese Loans and any Lien which would not have an adverse impact on the use, value, ability to finance, transferability, leasing, development or marketability of such assets. The Included Assets are all those assets necessary and sufficient for the operation of the Business as presently conducted.

                  (c) All material items of equipment owned or leased by any SEG Entity used in the Business (the "Equipment") are in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                  (d) (i) there are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on any SEG Business Facilities as could, either individually or in the aggregate, have a Material Adverse Effect on any SEG Entity and the Business taken as a whole,
(ii) there are no natural or artificial conditions upon any SEG Business Facilities or any other facts or conditions which could, in the aggregate, materially and adversely effect the transferability, ability to finance, ownership, leasing, use, development, occupancy or operation of any such real property, (iii) neither Watkins-Johnson nor the SEG Entities have received any notice from any insurance company of any defects or inadequacies in any SEG Business Facility or any part thereof which could materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such property requesting the performance of any repairs, alterations or other work with which compliance has not been made, (iv) there are no parties in possession of any portion of any SEG Business Facilities, whether as tenants, trespassers or otherwise, except the SEG Entities, (v) there currently exists water, sewer, gas, electrical, telephone and telecommunication lines and surface drainage systems serving each SEG Business Facility which have been licensed, permitted, completed, installed and paid for and which are sufficient as licensed and permitted to service the operations of each such property when fully occupied and operational, and all such lines and systems serving each such property are located in the right-of-way of public roadways to the boundary of the land on which each such property is situated, and (vi) on the Closing Date there will be no outstanding written or oral contracts made by Watkins-Johnson or any SEG Entity for any alterations or improvements on or to any SEG Business Facility, which have not been fully paid, and Watkins-Johnson shall cause to be discharged all mechanics' and materialmen's liens arising from any labor or materials provided to, for, or at the request of Watkins-Johnson or any SEG Entity and furnished to such facility or facilities prior to the Closing Date.

         2.10 Intellectual Property.

                  (a) Schedule 2.10(a) lists all Registered Intellectual Property owned by, filed in the name of, assigned to or applied for by each SEG Entity or Watkins-Johnson and related to the Business (the "SEG Registered Intellectual Property") and lists any proceedings or actions before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the SEG Registered Intellectual Property or SEG Intellectual Property and to which any SEG Entity or Watkins-Johnson is a party or of which Watkins-Johnson has knowledge.

                  (b) As of the Closing, one or more of the SEG Entities: (i) will be the exclusive owners of all Trademarks used in connection with the operation or conduct of the Business, and (ii) will own exclusively, and have good title to, all copyrighted works that are software or other products of the SEG Entities or other works of authorship that any of the SEG Entities otherwise purport to own.

                  (c) Each item of SEG Intellectual Property, including all SEG Registered Intellectual Property listed in Schedule 2.10(a), and, to Watkins-Johnson's knowledge all Intellectual Property licensed to an SEG Entity by another Person, are free and clear of any Liens. As of the Closing, all SEG Intellectual Property will be owned exclusively by an SEG Entity and none of the SEG Entities will have (i) transferred ownership of, or (ii) authorized the retention of any exclusive rights to use or joint ownership of, or (iii) except pursuant to the licenses described in Schedule 2.10(j), granted any license or right to use, any Intellectual Property that is or was SEG Intellectual
Property, to any Person other than an SEG Entity. The Included Assets include all SEG Intellectual Property.

                  (d) The consummation of the transactions contemplated by this Agreement will not cause or obligate SVG or any SEG Entity (i) to grant to any third party any rights or licenses with respect to any Intellectual Property, or
(ii) pay any royalties or other amounts in excess of those being paid by any SEG Entity prior to the Closing.

                  (e) The consummation of the transactions contemplated by this Agreement will not result in the loss of, or otherwise adversely affect, any ownership rights of any SEG Entity in any SEG Intellectual Property or result in the breach or termination of any license, contract or agreement required to be disclosed on Schedule 2.10(i) or Schedule 2.10(j).

                  (f) To the extent that any Intellectual Property has been developed or created independently or jointly by any Person other than an SEG Entity for which such SEG Entity has, directly or indirectly, paid, an SEG Entity has a written agreement with such Person with respect thereto, and thereby has irrevocably obtained worldwide, perpetual ownership of, and is the exclusive owner of, all such Intellectual Property and all Intellectual Property associated therewith, including the right to seek past and future damages with respect thereto by operation of law or by valid assignment; and has received the waiver of all such Persons with respect thereto of all non-assignable rights including but not limited to all author or moral rights. All such agreements are listed on Schedule 2.10(f) hereto.

                  (g) None of the SEG Intellectual Property was developed by or on behalf of or using grants of any Governmental Entity.

                  (h) At Closing, the SEG LLC will own all Intellectual Property of Watkins-Johnson and the SEG Entities related to the Field. The SEG Intellectual Property and the Intellectual Property licensed to the SEG Entities pursuant to the licenses described on Schedule 2.10(j) will constitute as of the Closing all the Intellectual Property used in and/or necessary to the conduct of the Business as it was conducted during the one (1) year period prior to the date of this Agreement, or as it currently is being conducted, or, to the knowledge of Watkins-Johnson with respect to the products, processes and components of the SEG Entities which are currently under development and are listed on

Schedule 2.10(h), as they are planned or contemplated to be conducted in the one
(1) year period commencing on the Closing Date, including (i) the making, using, selling, marketing, or importing of any product or device, (ii) the practice of any process, (iii) the offering or performance of any service, or (iv) the copying, display, performance, distribution, creation of derivative works of, or the exploitation of any device or work (collectively, the "Business Activities"). All Intellectual Property used by the SEG Entities in connection with the Business which was (i) developed by or is owned by Watkins-Johnson, or
(ii) which is directly licensed to Watkins-Johnson by any Person other than an SEG Entity and which is not licensed directly by such Person to an SEG Entity, is the subject of a written license or sublicense agreement with an SEG Entity disclosed on Schedule 2.10(j) that grants an SEG Entity the right to use any such Intellectual Property.

                  (i) The contracts, licenses and agreements listed in Schedule 2.10(i) include all contracts, licenses and agreements pursuant to which any SEG Entity has licensed any Intellectual Property to any Person. Watkins-Johnson has provided true and correct copies of all such agreements, as amended, to SVG. No SEG Entity is in breach of, nor has any SEG Entity failed to perform under any of the foregoing contracts, licenses and agreements and, to the knowledge of Watkins-Johnson, no other party to any such contract, license or agreement is in breach of or has failed to perform thereunder.

                  (j) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, the contracts, licenses and agreements listed in Schedule 2.10(j) include all contracts, licenses and agreements pursuant to which any Person has licensed any Intellectual Property to any SEG Entity. Watkins-Johnson has provided true and correct copies of all such agreements, as amended, to SVG. No SEG Entity is in breach of, nor has any SEG Entity failed to perform under any of the foregoing contracts, licenses and agreements and, to the knowledge of Watkins-Johnson, no other party to any such contract, license or agreement is in breach of or has failed to perform thereunder. No Person who has licensed Intellectual Property to any SEG Entity has ownership rights or license rights to improvements made by such SEG Entity in such Intellectual Property.

                  (k) Schedule 2.10(k) lists all currently effective contracts, licenses and agreements pursuant to which any SEG Entity has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability for any losses, costs, or damages of any Person with respect to any Intellectual Property or product or service of any SEG Entity.

                  (l) None of the SEG Entities has infringed or misappropriated any Intellectual Property of any other Person or taken any action that would constitute unfair competition or trade practices under the laws of any jurisdiction. Following the Closing, none of the activities of the Business when conducted by SVG or the SEG Entities in substantially the same manner as it currently is conducted or is contemplated to be conducted, including but not limited to all Business Activities of the SEG Entities, will infringe or misappropriate any Intellectual Property of any Person (including but not limited to Watkins-Johnson), or constitute unfair competition or trade practices under the laws of any jurisdiction. None of Watkins-Johnson nor any SEG Entity has received written notice from any Person claiming that any SEG Entity has infringed or misappropriated or is infringing or misappropriating any Intellectual Property of any Person or has taken any act that constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Watkins-Johnson or any SEG Entity have knowledge of any Basis therefor).

                  (m) Each item of SEG Registered Intellectual Property is valid and subsisting (it being understood that the reference to validity is not intended to constitute a representation relating to whether or not the
Intellectual Property in question infringes another Person's Intellectual Property), and all necessary registration, maintenance and renewal fees in connection with each such item have been paid and all necessary documents and certificates in connection with such SEG Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States and the foreign jurisdiction in which Watkins-Johnson or an SEG Entity has chosen to file, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by Watkins-Johnson or any SEG Entity within ninety (90) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any SEG Registered Intellectual Property. For any SEG Intellectual Property and each product or service of any SEG Entity that constitutes or includes a copyrightable work or Mask Work, such SEG Entity has registered the copyright in the latest version of such work with relevant Governmental
Entities, including the U.S. Copyright Office. In each case in which an SEG Entity has acquired any Intellectual Property from any Person, such SEG Entity has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to such SEG Entity and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, such SEG Entity has filed each such assignment with the relevant
Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. No SEG Entity has claimed "Small Entity" status or other particular status in the application for registration of any Intellectual Property, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the transactions contemplated hereunder.

                  (n) There are no contracts, licenses or agreements between any SEG Entity and any other Person or between Watkins-Johnson and any other Person with respect to SEG Intellectual Property under which any SEG Entity or Watkins-Johnson has given or received any written notice of any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by any SEG Entity thereunder.

                  (o) To Watkins-Johnson's knowledge, no Person is infringing or misappropriating any SEG Intellectual Property. None of the SEG Entities or Watkins-Johnson has made or asserted, or to Watkins-Johnson's knowledge, has at any time in the past had any Basis for asserting, any claim of violation or infringement of any SEG Intellectual Property.

                  (p) Each SEG Entity has taken all steps reasonable under the circumstances to protect the confidentiality and trade secret status of any material confidential information of such SEG Entity and knows of no Basis on which it could be claimed that an SEG Entity has failed to protect the confidentiality of its material confidential information or failed to protect any confidential information of any Person other than an SEG Entity to the fullest extent required by any agreement or other arrangement by which such SEG Entity is or was bound and which relates to such information.

                  (q) All current and former employees, consultants and contractors of the SEG Entities have entered into a valid and binding written agreement with an SEG Entity sufficient to vest title in such SEG Entity of all Intellectual Property created by such employee, consultant or contractor in the scope of his, her or its employment or relationship with such SEG Entity.

                  (r) No SEG Intellectual Property or product, service or Business Activity of any SEG Entity is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation to which Watkins-Johnson or any SEG Entity is a party or of which Watkins-Johnson or any SEG Entity has knowledge that restricts in any manner the use, transfer or licensing thereof by any SEG Entity or may affect the validity, use or enforceability of such SEG Intellectual Property.

                  (s) No (i) product,  service or  publication of an SEG Entity,
(ii) material published or distributed by an SEG Entity, or (iii) conduct or statement of an SEG Entity constitutes obscene material, a defamatory statement or false advertising or otherwise violates any similar applicable law or regulation.

                  (t) To the extent used in accordance with their intended purpose as set forth in any manuals or materials (as amended or supplemented) delivered in connection therewith, all of the products, as upgraded, of the SEG Entities (including products currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the products of each SEG Entity (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be operable without error with other products used and distributed by SVG that may deliver records to the products of such SEG Entity or receive records from the products of each SEG Entity, or interact with the products, including but not limited to back-up and archived data, provided that such other products are also Year 2000 Compliant. Set forth on Schedule 2.10(t) is a true and correct statement of the extent to which the internal computer and technology products and systems of each SEG Entity are Year 2000 Compliant. Watkins-Johnson has taken all actions represented in such statement to have been taken by it.

                  (u) All SEG Intellectual Property will be fully transferable, alienable or licensable by the SEG Entity owning such Intellectual Property or SVG after Closing without restriction and without payment of any kind to any third party.

                  (v) Watkins-Johnson has no knowledge of any facts or circumstances that would render any SEG Intellectual Property invalid or unenforceable. Without limiting the foregoing, Watkins-Johnson does not know of any information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the SEG Registered Intellectual Property invalid or unenforceable, or would adversely affect any pending application for any SEG Registered Intellectual Property and none of Watkins-Johnson nor any SEG Entity has misrepresented, or failed to disclose, or has any knowledge of any misrepresentation or failure to disclose, any fact or circumstance in any application for any SEG Registered Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any SEG Intellectual Property.

                  (w)  None  of  the  Intellectual   Property  sold  to  Applied
Materials, Inc. by Watkins-Johnson or the SEG Sub is necessary to, or would be infringed by any operations of the SEG Entities in the Field.

                  (x) At the Closing, as between Watkins-Johnson and the SEG LLC, all Intellectual Property related to the Field will be owned by the SEG LLC.

                  (y) Watkins-Johnson has not entered into any "Additional Agreements" with Semiconductor Leading Edge Technologies, Inc. (as such term is defined in the agreements between Watkins-Johnson and such company which are disclosed in Watkins-Johnson's Disclosure Schedules).

                  (z) Except for the licenses granted by Watkins-Johnson in the "Applied Transaction Agreements" (as such term is defined in Schedule 1.3), neither Watkins-Johnson nor any SEG Entity has granted to Applied Materials, Inc. any licenses to or any other rights to or under any of the agreements described in Schedules 2.10(i) and 2.10(j).

         2.11 Permits; Compliance; Restrictions.

                  (a) The SEG Entities hold all material permits, licenses, variances, exemptions, orders and approvals from Governmental Entities required for the operation of the Business (collectively, the "SEG Permits"). The SEG Entities are in material compliance with the terms of the SEG Permits.

                  (b) None of the SEG Entities is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to any SEG Entity or by which any SEG Entity or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, SEG Permit, franchise or other instrument or obligation to which any SEG Entity is a party or by which any SEG Entity or its or any of their respective properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to

Watkins-Johnson's knowledge, threatened against any SEG Entity, nor has any Governmental Entity indicated an intention to conduct the same.

                  (c) There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which any SEG Entity is a party or otherwise binding upon any SEG Entity which has or may have the effect of prohibiting or impairing any business practice of the SEG Entities, any acquisition of property (tangible or intangible) by any SEG Entity or the conduct of the Business. No SEG Entity has entered into any agreement under which any SEG Entity is restricted from selling, licensing, distributing or otherwise exploiting any of the SEG Intellectual Property or products to or providing services to, customers or potential customers or any class of customers, in any geographic area during any period of time or in any segment of the market.

         2.12 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending against any SEG Entity or with respect to the Business, or as to which Watkins-Johnson or any SEG Entity has received any notice of assertion nor, to Watkins-Johnson's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against any SEG Entity or with respect to the Business. None of Watkins-Johnson or any SEG Entity is aware of any Basis for any action, suit, proceeding, claim, arbitration or proceeding of the type described in the preceding sentence, nor do any of them have any knowledge of any unasserted claim, the assertion of which is likely, and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or nonmonetary relief against any SEG Entity. To Watkins-Johnson's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the SEG Entities to manufacture, offer or sell any of their products in the present manner or style thereof.

         2.13 Brokers' and Finders' Fees. Watkins-Johnson has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.14 Employee Benefit Plans.

                  (a) The Schedule 2.14 contains an accurate and complete list of each material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation (including consulting fees), severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, written or otherwise, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to (i) by any SEG Entity, (ii) by Watkins-Johnson for the benefit of any SEG Entity, (iii) by Watkins-Johnson or
(iv) any trade or business which is under common control with Watkins-Johnson within the meaning of Section 414 of the Code (an "ERISA Affiliate") for the benefit of any current, former, or retired employee, officer, or director of Watkins-Johnson or any ERISA Affiliate whose principal responsibilities are to provide services to any SEG Entity (the "SEG Employee Plans"), together with a schedule of all liabilities, whether or not accrued, under each such SEG Employee Plan. None of Watkins-Johnson nor any SEG Entity has a plan or commitment, whether legally binding or not, to establish any new SEG Employee Plan, to modify any SEG Employee Plan (except to the extent required by law or to conform any such SEG Employee Plan to the requirements of any applicable law, in each case as previously disclosed to SVG in writing, or as required by this Agreement), or to enter into any SEG Employee Plan, nor does it have any intention or commitment to do any of the foregoing.

                  (b) Watkins-Johnson has provided to SVG (i) correct and complete copies of all material documents embodying or relating to each SEG Employee Plan including without limitation all amendments thereto, written interpretations thereof and corporate actions relating thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each SEG Employee Plan;
(iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each SEG Employee Plan or related trust; (iv) if the SEG Employee Plan is funded, the most recent annual and periodic accounting of SEG Employee Plan assets; (v) the most recent summary plan description together with a summary of material modifications thereto, if any, required under ERISA with respect to each SEG Employee Plan; (vi) all IRS determination letters, prior notification letters and rulings relating to SEG Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor (the "DOL") with respect to any SEG Employee Plan; (vii) all material agreements and contracts relating to each SEG Employee Plan, including but not limited to, trust agreements, administration service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employees relating to any SEG Employee Plan and any proposed SEG Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to any SEG Entity; and (ix) all registration statements and prospectuses prepared in connection with each SEG Employee Plan.

                  (c) Watkins-Johnson and each SEG Entity has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and Watkins-Johnson has no knowledge of any default or violation by any other party to each SEG Employee Plan, and each SEG Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations (including any applicable exemptions thereto), including but not limited to ERISA or the Code; (ii) each SEG Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination, and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, and not otherwise exempt under
Section 408 of ERISA, or Section 4975 of the Code has occurred with respect to any SEG Employee Plan for which any SEG Entity may be liable; (iv) there are no actions, suits or claims pending, or, to Watkins-Johnson's knowledge, threatened or anticipated (other than routine claims for benefits) against any SEG Employee Plan or against the assets of any SEG Employee Plan; and (v) each SEG Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to any SEG Entity, SVG or any ERISA Affiliate (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to Watkins-Johnson's knowledge, threatened by the IRS or DOL with respect to any SEG Employee Plan; and (vii) none of the SEG Entities is subject to any penalty or tax with respect to any SEG Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (d) As of the Closing Date, no SEG Entity has ever maintained, established, sponsored, participated in, or contributed to, any employee benefit pension plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code and no SEG Entity has or will have any liability to any person for any actions taken prior to the Closing Date with respect to any employee benefit pension plan which is subject to Title IV of ERISA or Section 412 of the Code.

                  (e) At no time has any SEG Entity contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and no SEG Entity has or will have any liability to any person for any actions taken prior to the Closing Date with respect to any such multiemployer plan.

                  (f) No SEG Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable statute, and none of Watkins-Johnson or any SEG Entity has ever represented, promised or contracted (whether in oral or written form) to any employee of any SEG Entity (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

                  (g) Neither Watkins-Johnson, any SEG Entity nor any ERISA Affiliate has violated any of the health care continuation requirements of COBRA or any similar provisions of state law applicable to its current, former or retired employees or other "qualified beneficiaries" (as that term is defined pursuant to COBRA) of any SEG Entity.

                  (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or together with the occurrence of any additional or subsequent events contemplated by this Agreement) constitute an event under any SEG Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current, former or retired employee of any SEG Entity.

                  (i) No payment or benefit which will or may be made by Watkins-Johnson, any SEG Entity or SVG or any of their respective Affiliates with respect to any employee of any SEG Entity as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

                  (j) No SEG Entity has granted (i) any stock options for shares of such SEG Entity or (ii) any stock in such SEG Entity for compensatory purposes.

         2.15 Employees; Labor Matters. To Watkins-Johnson's knowledge, no employee of any SEG Entity (i) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by such SEG Entity because of the nature of the business conducted or presently proposed to be conducted by such SEG Entity or to the use of trade secrets or proprietary information of others and (ii) has given written notice of his or her intention to not provide services to any SEG Entity after the Closing Date. To Watkins-Johnson's knowledge, there are no activities or proceedings of any labor union to organize any employees of any SEG Entity and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of any SEG Entity or any of its subsidiaries. No SEG Entity is, nor has it ever been, a party to any collective bargaining agreement. Each SEG Entity is and has been in material compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law).

         2.16  Environmental Matters.

                  (a) (i) Hazardous Material. No amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, foreign or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, products or any fraction thereof urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of any SEG Entity or any Affiliate of any SEG Entity, or, to Watkins-Johnson's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any SEG Entity has at any time owned, operated, occupied or leased ("Historic SEG Business Facilities") except as would not be a violation of any Environmental Laws. All of the Historic SEG Business Facilities are accurately described in
Schedule 2.16.

                           (ii)    Environmental    Liabilities.    No   action,
proceeding, revocation proceeding, amendment procedure, writ, injunction or Claim is pending, or, to Watkins-Johnson's knowledge, threatened concerning any SEG Environmental Permit, Hazardous Material or any Hazardous Materials Activity of any SEG Entity. Watkins-Johnson is not aware of any fact or circumstance which could involve any SEG Entity in any environmental litigation or impose upon any SEG Entity any material environmental liability.

                           (iii) USTs,  Asbestos and PCBs. To  Watkins-Johnson's
knowledge, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any SEG Business Facility.

                           (iv) Hazardous Materials Activities.  Watkins-Johnson
and the SEG Entities have conducted all Hazardous Material Activities relating to the Business in compliance in all material respects with all applicable Environmental Laws. To Watkins-Johnson's knowledge, the Hazardous Materials Activities of the Watkins-Johnson and the SEG Entities with respect to the Business prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

                  (b) Permits: Schedule 2.16 accurately describes all of the environmental permits currently held by Watkins-Johnson or any SEG Entity for the Business or the operation of the SEG Business Facilities ("SEG Environmental Permits") and the listed SEG Environmental Permits are all of the environmental permits necessary for the continued conduct of any Hazardous Material Activity of Watkins-Johnson and the SEG Entities relating to the Business as such activities are currently being conducted. All such SEG Environmental Permits are valid and in full force and effect. Watkins-Johnson and the SEG Entities have complied in all material respects with all covenants and conditions of any SEG Environmental Permit which is or has been in force with respect to the Hazardous Materials Activities of the Business. No circumstances exist which could cause any SEG Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All SEG Environmental Permits and all other consents and clearances required by any Environmental Law or any agreement to which either Watkins-Johnson or any SEG Entity is bound as a condition to the performance and enforcement of this Agreement have been obtained or will be obtained prior to the Closing at no cost to SVG.

                  (c) Offsite Hazardous Material Disposal. With respect to the operation of the Business, Watkins-Johnson and the SEG Entities have transferred or released Hazardous Materials only to those Disposal Sites set forth in
Schedule 2.16; and, to Watkins-Johnson's knowledge, no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against Watkins-Johnson or any SEG Entities with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject any SEG Entity to liability.

                  (d) Reports and Records. Watkins-Johnson and the SEG Entities have delivered to SVG or made available for inspection by SVG and its agents, representatives and employees all records in Watkins-Johnson's and any SEG Entity's possession concerning the Hazardous Materials Activities relating to the Business and all environmental audits and environmental assessments of any Historic SEG Business Facility conducted at the request of, or otherwise in the possession of the Watkins-Johnson or any SEG Entity. Watkins-Johnson and the SEG Entities have complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

         2.17 Agreements, Contracts and Commitments. None of Watkins-Johnson (to the extent related to the Business) nor any of the SEG Entities is a party to or is bound by:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any person or entity;

                  (b) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, or any capitalized lease obligation;

                  (e) any agreement concerning confidentiality (except for Watkins-Johnson's standard employee confidentiality agreements) or any agreement, contract or commitment containing any covenant limiting the freedom of any SEG Entity to engage in any line of business or to compete with any person or entity;

                  (f) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (g) any collective bargaining agreement;

                  (h)  any  employment  or  consulting  agreement,  contract  or
commitment  with  an  employee  or  individual   consultant  or  salesperson  or
consulting or sales agreement, contract or commitment with a firm or other organization;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees other than business travel advances in the ordinary course of business consistent with past practice;

                  (j) any agreement pursuant to which any SEG Entity has an obligation to pay royalties or make other payments in connection with the sale of products or services by an SEG Entity in the ordinary course of business (Schedule 2.17 lists the parties to any such agreement and the duration of and amount of such royalties or other payment);

                  (k) any contract, agreement or license involving the SEG Intellectual Property or the Intellectual Property of any other Person;

                  (l) any fidelity or surety bond or completion bond;

                  (m) any agreement, contract or commitment relating to capital expenditures;

                  (n) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business consistent with past practice;

                  (o) any purchase order or contract for the purchase of materials;

                  (p) any construction contracts;

                  (q)  any   distribution,   joint   marketing  or   development
agreement; or

                  (r) any other agreement, contract or commitment that involves in excess of $50,000 or is not cancelable without penalty within thirty (30) days.

         Watkins-Johnson has delivered to SVG a correct and complete copy of each written contract listed on Schedule 2.17 and Schedule 2.10 and a written summary setting forth the terms and conditions of each oral agreement referred to on Schedule 2.17. The SEG Entity that is a party thereto is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (each a "Contract"), nor is Watkins-Johnson aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to Watkins-Johnson's knowledge, is not subject to any default thereunder by any third party obligated pursuant thereto. Following the Closing, subject to the need to obtain the consents and approvals referenced in Schedule 2.4, SVG or an SEG Entity will be permitted to exercise all or any SEG Entity's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Watkins-Johnson would otherwise be required to pay had the transaction contemplated by this Agreement not occurred.

         2.18 Customs. All goods imported into the United States or any other country by any SEG Entity ("Imported Goods") have been properly valued and classified in accordance with applicable tariff laws, rules and regulations, and all proper duties, tariffs or excise taxes have been paid with respect to the Imported Goods. No penalties have been assessed, asserted or claimed with respect to any Imported Goods. All Imported Goods have been properly marked as to country of origin, content and material.

         2.19  Customers and Suppliers.

                  (a) Schedule 2.19(a)(i) sets forth a complete and accurate list of the customers of the Business who have purchased product from the SEG Entities or Watkins-Johnson during the prior fiscal year or any interim period from the end of the prior fiscal year to the date hereof. To Watkins-Johnson's knowledge, there exists no actual or threatened termination, cancellation or material limitation of, or any material modification or material change to the configuration of, orders contained in outstanding backlog for the Business as of April 19, 1999, as set forth in Schedule 2.19(a)(ii). Each of customers listed on Schedule 2.19(a)(ii) have purchased products and services in the Business pursuant to a standard purchase order, a form of which is attached to Schedule 2.19(a)(ii).

                  (b) Schedule 2.19(b) sets forth a complete and accurate list of all suppliers of significant materials or services to the SEG Entities or Watkins-Johnson in connection with the Business. To Watkins-Johnson's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any SEG Entity with any supplier or group of suppliers listed on Schedule 2.19(b).

         2.20 Books and Records. The minutes of each of the SEG Entities have been made available to SVG and are the only minutes of the SEG Entities and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of each of the SEG Entities and their stockholders, or actions by written consent, since the time of incorporation or formation of each such SEG Entity, as the case may be, and have been maintained in accordance with applicable sound business practices, laws and other requirements. Prior to the Closing, the stock ledger (if any) of each of the SEG Entities shall have been made available to SVG and shall be complete and reflects all issuances, transfers, repurchases and cancellations of equity securities of such SEG Entity.

         2.21 No Illegal Payments, Etc. None of the SEG Entities (nor any of its officers, employees, agents or Affiliates) has: (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was or is in a position to help or hinder its business (or assist in connection with any actual transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which may subject any SEG Entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the noncontinuation of which has had or might have, individually or in the aggregate, an adverse impact on any SEG Entity, or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

         2.22 Product Warranties; Defects; Liability. Each product manufactured, sold, leased, or delivered by the SEG Entities has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the SEG Entities has any Liability (and, to Watkins-Johnson's knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject in all respects to, and only to, the reserve for product warranty claims set forth on the face of the SEG Balance Sheet subject to changes in the ordinary course of business consistent with past practices from the date of the SEG Balance Sheet. The provision for warranties as of December 31, 1998, as shown on Schedule 1.4 was, and such provision as shown on the Closing Certificate will be as of the Closing, determined in accordance with GAAP. No product manufactured, sold, leased, or delivered by any SEG Entity is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or beyond that implied or imposed by applicable law. Schedule 2.22 includes copies of each SEG Entity's standard terms and conditions of sale or lease.

         2.23 Disclosure  Complete.  None of the  representations  or warranties made by Watkins-Johnson in or pursuant to this Agreement (as modified by the Watkins-Johnson Disclosure Schedules), nor any statement made in the Watkins-Johnson Disclosure Schedules or certificate furnished by Watkins-Johnson at the Closing pursuant to this Agreement, contains or will contain, any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SVG

         SVG represents and warrants to Watkins-Johnson, as follows:

         3.1 Organization of SVG. SVG is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect on SVG.

         3.2  Authority; No Conflict.

                  (a) SVG has all requisite corporate power and authority to enter into this Agreement and the Related Agreements to be entered into by SVG pursuant hereto and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Related Agreements to be entered into by SVG pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by the Board of Directors of SVG, and all other necessary corporate action on the part of SVG has been taken. Each of this Agreement and the Related Agreements to be entered into by SVG pursuant hereto have been (or by the Closing will be) duly executed and delivered by SVG and constitutes (or then will constitute) the valid and binding obligation of SVG, enforceable in accordance with its terms, except as such enforceability may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (b) The execution and delivery of this Agreement and any Related Agreement to which it is party by SVG and the consummation of the transactions contemplated hereby and thereby do not result in any Conflict with:
(i) any provision of the Certificate of Incorporation or Bylaws of SVG; (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, or license to which SVG is a party or by which any of its properties or assets are bound; or (iii) any law applicable to SVG or any of its properties or assets; except such Conflicts which would not result in a Material Adverse Effect on SVG or on SVG's ability to consummate the Acquisition.

                  (c) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party (so as not to trigger a Conflict), is required by or with respect to SVG or in connection with the execution and delivery of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and such consents, approvals, orders, authorizations, registrations, declarations and filings which would not materially and adversely affect the ability of SVG to consummate the Acquisition.

         3.3 Brokers' and Finders' Fees. SVG has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.4 Financial Capability. SVG has as of the date hereof, and will have as of the Closing, unrestricted cash sufficient in amount to pay the Closing Cash Payment.


                                   ARTICLE IV
                        CONDUCT PRIOR TO THE CLOSING DATE

         4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Watkins-Johnson (which for the purposes of this Article 4 shall include Watkins-Johnson and the SEG Entities) shall, except to the extent that SVG shall otherwise consent in writing, which consent shall not be unreasonably withheld, carry on the Business diligently and in accordance with good commercial practice and in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and Taxes related to the Business when due subject to good faith disputes over such debts or Taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact the present business organization, assets and properties of the SEG Entities, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. Watkins-Johnson will promptly notify SVG of any material event involving the Business or the SEG Entities' operations. In addition and without limiting the generality of the foregoing, except as permitted by the terms of this Agreement, without the prior written consent of SVG, which consent shall not be unreasonably withheld, Watkins-Johnson shall not (with respect to SEG Entities) do any of the following and shall not permit any SEG Entity to do any of the following with respect to any SEG Entity or the Business:

                  (a) Grant any stock options, stock purchase rights or stock in any SEG Entity;

                  (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to SVG, or adopt any new severance plan or arrangement, except that Watkins-Johnson may adopt any such new plan or arrangement as long as, to the extent provided in Section 5.9, Watkins-Johnson remains wholly liable for all liabilities and obligations thereunder;

                  (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the SEG Intellectual Property, or enter into grants to future patent rights, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

                  (d) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or LLC interests or any securities convertible into shares of capital stock or LLC interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or LLC interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, LLC interests or convertible securities;

                  (e) Cause, permit or propose any amendments to any charter document of any SEG Entity;

                  (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business or enter into any material joint ventures, strategic partnerships or alliances;

                  (g) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the Business except in the ordinary course of business consistent with past practice;

                  (h) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of any SEG Entity or guarantee any debt securities of others;

                  (i) Adopt or amend any employee benefit or employee stock (or LLC interests) purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees (except for such increases in the ordinary course of business consistent with past practices), or change in any material respect any management policies or procedures;

                  (j) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or the payment of any intercompany debt to Watkins-Johnson or any of Watkins-Johnson's Affiliates;

                  (k) Make any grant of exclusive rights to any third party with respect to any Intellectual Property;

                  (l) Enter into any material agreement not in the ordinary course of business; or

                  (m) Alter, amend, modify or terminate any material SEG Permit or SEG Environmental Permit other than in the ordinary course of business, consistent with past practice; or

                  (n) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (m) above.

         4.2  No Solicitation.

                  (a) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement pursuant to its terms, Watkins-Johnson and its subsidiaries shall not (nor will it permit any of its officers, directors, members, shareholders, agents, representatives or Affiliates to), directly or indirectly, take any of the following actions with any party other than SVG and its designees: (i) solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any portion of the Business, or any portion of the capital stock of any SEG Entity whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (ii) disclose any information not customarily disclosed to any Person concerning the Business or afford to any Person access to its properties, books or records as they pertain to the Business, (iii) assist or cooperate with any Person to make any proposal to purchase all or any part of capital stock of any SEG Entity or any assets of the Business, other than inventory in the ordinary course of business, or (iv) enter into any agreement with any Person providing for the acquisition of the Business (whether by way of merger, purchase of assets, or otherwise). In the event Watkins-Johnson shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, it shall immediately inform SVG as to any such offer or proposal and will cooperate with SVG by furnishing any information about the offer or proposal it may reasonably request. However, if that offer or proposal would also include the acquisition, whether directly or indirectly, of any part of Watkins-Johnson's business or assets in addition to the Business, Watkins-Johnson shall inform the Chairman and Chief Executive Officer of SVG, and SVG shall cause that officer not to disclose the fact of that offer or proposal to any other Person (whether within or without SVG) and not to use the fact of that offer or proposal or any information communicated regarding that offer or proposal for any purpose other than in connection with the acquisition of the

Business (and only the Business) by SVG. During the period referenced in the first sentence of this Section 4.2(a), any proposal or offer that Watkins-Johnson makes regarding the acquisition of Watkins-Johnson itself shall clarify that Watkins-Johnson has entered into any agreement to sell the Business and Watkins-Johnson is bound by the exclusivity provision set forth in this
Section 4.2, and shall specifically exclude the Business from any discussions with third parties concerning such offer or proposal. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall restrict the ability of Watkins-Johnson to conduct any of the aforementioned actions with respect to the acquisition or possible acquisition of Watkins-Johnson (whether by way or merger, purchase of capital stock, purchase of assets, tender offer or otherwise) unless such acquisition or possible acquisition will prevent
Watkins-Johnson from consummating the transactions contemplated hereby; provided, however, that if Watkins-Johnson is acquired by a third party, such acquiror shall agree and acknowledge without exception that such acquisition shall in no manner diminish or otherwise affect the obligations of Watkins-Johnson hereunder or under the Escrow Agreement.

                  (b) Notwithstanding anything to the contrary in this Section 4.2, Watkins-Johnson will not provide any non-public information to a third party unless: (i) Watkins-Johnson provides such non-public information about the Business or the SEG Entities pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (ii) such non-public information has been or is delivered to SVG.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Confidentiality; Access to Information.

                  (a) Confidentiality Agreement. The parties acknowledge that Watkins-Johnson and SVG have previously executed a Confidentiality Agreement dated as of July 29, 1998 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                  (b) Access to Information. Watkins-Johnson will afford SVG and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the SEG Entities during the period prior to the Closing Date, and shall assist SVG, in obtaining all information concerning the Business, including the status of product development efforts, properties, results of operations and personnel of the SEG Entities, as SVG may reasonably request. SVG shall be permitted reasonable access to SEG Business Facilities for the purpose of performing such investigations of the condition of such facilities as SVG deems necessary, including investigation of the condition of the subsurface soils and groundwater thereof. No information or knowledge obtained by SVG in any investigation pursuant to this Section 5.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

         5.2 Public Disclosure. Until the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 8.1, neither SVG nor Watkins-Johnson will issue any written statement or communication to any third party (other than their respective agents) regarding the Acquisition without first consulting with the other party and giving the other party an opportunity to review the proposed written statement or communication, except for any such written statements or communications as may be required by applicable law or any listing agreement with a national securities exchange.

         5.3 Legal Requirements. Each of SVG, and Watkins-Johnson will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

         5.4 Third Party Consents. As soon as practicable following the date hereof, SVG and Watkins-Johnson will each use its commercially reasonable efforts to obtain all consents, waivers and approvals under any of its or an SEG Entity's Contracts or Leases required to be obtained in connection with the consummation of the transactions contemplated hereby, as set forth on Schedule
2.4. The parties agree that any monetary or other consideration paid to any third party in order to procure any such consents, waivers or approvals shall be split equally between the parties; provided that neither SVG nor Watkins-Johnson shall be required to pay in excess of $5,000 under this Section 5.4. SVG shall use commercially reasonable efforts to have Watkins-Johnson released fully from all of its obligations under the Japanese Loans.

         5.5 Notification of Certain Matters. SVG and will give prompt notice to Watkins-Johnson, and Watkins-Johnson will give prompt notice to SVG, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date such that the conditions set forth in Section 6.1(a) or 6.2(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of SVG or Watkins-Johnson, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.6 Best Efforts and Further Assurances. Subject to the respective rights and obligations of SVG and Watkins-Johnson under this Agreement, each of the parties to this Agreement will use its reasonable best efforts to effectuate the Acquisition and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement; provided that neither SVG, Watkins-Johnson, any SEG Entity nor any subsidiary or Affiliate thereof will be required to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         5.7 Regulatory Filings. As soon as may be reasonably practicable, Watkins-Johnson and SVG each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-acquisition notification forms required by the acquisition notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Watkins-Johnson and SVG each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or acquisition control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

         5.8 Covenant Not to Compete. For a period of three (3) years from the Closing Date, Watkins-Johnson will not directly or indirectly (i) manage or control any entity engaged in a business competitive with the Business or conduct any business competitive with the Business in any territory worldwide,
(ii) solicit any of the employees of the Business for purposes of obtaining their services or hire any such employee unless such employee is not at the time, and has not been for a period of three months prior to the date of hire, an employee of the Business, or (iii) solicit any customers of SVG for any direct or indirect purpose related to the Business. Notwithstanding the restrictions set forth in clause (ii) above, Watkins-Johnson may place advertisements in general circulation publications for employment opportunities, which shall not be deemed a direct or indirect solicitation of SVG employees. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.8 is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Section 5.8 shall be enforceable as so modified.

         5.9 Employee Matters. Prior to the Closing, Watkins-Johnson shall use its reasonable commercial efforts to assist SVG in hiring the services of those employees and consultants of the Business identified by SVG; provided, however, that Watkins-Johnson shall not be required to offer employees additional monetary or other inducements to achieve that end beyond those in place on the date of this Agreement. All severance policies and employment arrangements with respect to the employees, including their annual salaries or hourly rates, start dates, and title or position, and the maximum dollar cost of each such employee severance and the maximum period of company paid medical benefits (to the extent not prohibited by applicable law), who work solely or primarily for the Business on the date of this Agreement (the "SEG Employees") will be identified on a schedule to be delivered by Watkins-Johnson to SVG prior to the Closing (which schedule may be delivered in portions by country or SEG Entity). SVG shall determine the SEG Employees who will be retained within six months after the date of the final portion of the schedule is received by SVG (if delivered in sections) or the complete schedule referred to in the preceding sentence. Watkins-Johnson shall pay all severance costs (to the extent such costs do not exceed Watkins-Johnson's standard company policies which policies may vary from country to country) for up to but not more than the first 15% of the SEG Employees employed on the date of this Agreement who are not retained beyond that six-month period, provided that the total amount of such costs that Watkins-Johnson shall be obligated to pay shall not exceed $2,500,000. In addition, Watkins-Johnson shall be responsible for all severance costs payable under all special severance benefit arrangements between Watkins-Johnson or an SEG Entity and an SEG Employee entered into before the Closing (whether before or after the date of this Agreement) to the extent that such benefits exceed the amounts payable to that SEG Employee under the standard company policies referenced previously. The amounts payable to such SEG Employees that do not exceed the amounts payable under those standard company policies shall be governed by the 15% and $2,500,000 rules stated above. Nothing in this Section 5.9 shall require Watkins-Johnson to pay any SEG Employee any severance benefits (or to reimburse SVG or any other entity for any severance benefits) for which, before the Closing, neither Watkins-Johnson nor any SEG Entity would have been obligated to pay to that SEG Employee had that employee's employment been terminated prior to the Closing.

         5.10 Tax Matters. Watkins-Johnson and SVG hereby covenant and agree with respect to certain tax matters as follows:

                  (a) Asset Purchase.

                           (i) The parties  shall treat the  purchase of the SEG
LLC Interests as a purchase of the assets held by the SEG LLC for all federal and state income tax purposes.

                           (ii) Within ninety (90) days after Closing, SVG shall
provide to Watkins- Johnson a schedule which sets forth the proposed allocation (the "Allocation Schedule") of the Adjusted Consideration (including any Included Liabilities owed by SEG LLC) to and among the Included Assets (including the assets held by SEG LLC and deemed purchased in accordance with
Section 5.10(a)(i)) and to and among the International Subsidiary Capital Stock. Such allocations shall be made in accordance with Section 1060 of the Code and any applicable Treasury Regulations. Watkins-Johnson shall be deemed to have accepted the Allocation Schedule, and it shall be deemed final, unless Watkins-Johnson provides written notice of disagreement to SVG within thirty
(30) days of receipt of the Allocation Schedule (the "Disagreement Notice"). If Watkins-Johnson provides a Disagreement Notice, the parties shall negotiate in good faith to resolve the differences. If the disagreements are not resolved within thirty (30) days of SVG's receipt of the Disagreement Notice, SVG shall engage a national independent accounting firm (the "Accountant"), acceptable to Watkins-Johnson, to resolve the differences. The Accountant will be requested to resolve the dispute and determine the correct allocation in accord with Section 1060 of the Code, and issue its report within 30 days of engagement, in writing to SVG and Watkins-Johnson (the "Accountant Report"). One-half of the fees of the Accountant shall be borne by Watkins-Johnson, and one-half of such fees shall be borne by SVG. No party will take a position on any Tax Return, before any governmental Tax agency or in a judicial proceeding that is inconsistent with the Allocation Notice, if final, or the Accountant Report, except as required by law.

                  (b) Returns; Indemnification; Liability for Taxes.

                           (i) Watkins-Johnson  shall prepare and file (or cause
to be prepared and filed) on a timely basis all Tax Returns with respect to each of the SEG Entities for all taxable periods ending on or before the Closing Date ("SEG Tax Returns") and shall pay to the extent modified by Section 5.10(c) of this Agreement and, subject to Article V, shall indemnify and hold SVG harmless against and from (i) all Taxes of Watkins-Johnson, SEG Sub or any other domestic or foreign Affiliate of such entities including all such Taxes attributable to the Included Assets or the operation of the Business for all taxable periods (or any portion thereof) which end on or before the Closing Date (except to the extent such Taxes have been shown as an Included Liability for purposes of determining the Closing Net Asset Value); (ii) all Taxes of the SEG Entities for all taxable years or periods which end on or before the Closing Date (except to the extent such Taxes have been shown as an Included Liability for purposes of determining the Closing Net Asset Value); (iii) all Taxes for all taxable years or periods of all members of any affiliated, consolidated, combined or unitary group of which the SEG Entities are or have been a member prior to the Closing Date; and (iv) with respect to any taxable period of the SEG Entities (other than the SEG Sub) commencing before the Closing Date and ending after the Closing Date (a "Straddle Period") all Taxes of the SEG Entities attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-Closing Period") (except to the extent such Taxes have been shown as an Included Liability for purposes of determining the Closing Net Asset Value). For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-Closing Period shall be (i) in the case of a Tax (including any property or ad valorem Tax) that is not based on net income, gross income, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, premiums or gross receipts, the Tax that would be due with respect to the Pre-Closing Period if such Pre-Closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes which are the subject of this Section 5.10 arising from the Acquisition, except as set forth in Section 5.10(f), shall be deemed to be Taxes attributable to the Pre-Closing Period and shall be the responsibility of Watkins-Johnson.

                           (ii) SVG  shall  prepare  and  file  (or  cause to be
prepared and filed) on a timely basis all Tax Returns of the SEG Entities relating to periods ending after the Closing Date and shall pay, to the extent modified by Section 5.10(c) of this Agreement, and, subject to Article VII, shall indemnify and hold Watkins-Johnson harmless against and from (i) all Taxes of the SEG Entities (other than the SEG Sub) for any taxable year or period commencing after the Closing Date; and (ii) all Taxes of the SEG Entities (other than the SEG Sub) for any Straddle Period other than Taxes attributable to the Pre-Closing Period.

                  (c) Cooperation; Refunds and Credits.

                           (i)  All   refunds   or   credits  of  Taxes  for  or
attributable to taxable years or periods of the SEG Entities ending on or before the Closing Date (or the Pre-Closing Period, in the case of a Straddle Period) shall be for the account of Watkins-Johnson, except to the extent such refund or credit was reflected as an Included Asset in the determination of the Closing Net Asset Value; all other refunds or credits of Taxes, for or attributable to the SEG Entities shall be for the account of SVG. Following the Closing, SVG shall cause the SEG Entities to forward to Watkins-Johnson any such refunds or credits due Watkins-Johnson pursuant to this section within thirty (30) days after receipt or realization thereof by SVG, and Watkins-Johnson shall forward (or cause to be forwarded) to SVG any refunds or credits due to SVG pursuant to this section after receipt or actual realization thereof by Watkins-Johnson, in each case in accordance with the provisions of subsection (iv) below.

                           (ii) If an audit  examination  of any Tax  Return  of
Watkins-Johnson or its subsidiaries for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of tax credits ("Changes") reflected on a Tax Return of SVG or the SEG Entities for any taxable period ending after the Closing Date, Watkins-Johnson will notify SVG and provide it with all necessary information so that it can reflect on the appropriate Tax Return any appropriate Changes. If as a result of such Changes, SVG or its subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits ("SVG Benefits") for taxable periods ending after the Closing Date, SVG shall pay to Watkins-Johnson the amount of such SVG Benefit, within thirty (30) days of when such SVG Benefits are actually realized by SVG in accordance with subsection (iv) below.

                           (iii) If an audit  examination  of any Tax  Return of
SVG or its subsidiaries for taxable periods ending after the Closing Date shall result (by settlement or otherwise) in any Change reflected on a Tax Return of Watkins-Johnson or its subsidiaries for any taxable periods ending on or before the Closing Date, SVG will notify Watkins-Johnson and provide it with all necessary information so that Watkins-Johnson can reflect any appropriate Changes on its Tax Return. If as a result of such Changes, Watkins-Johnson or its subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in the income, gains, premiums, revenues or recapture of tax credits ("Watkins-Johnson Benefits") for taxable periods ending on or before the Closing Date, Watkins-Johnson shall pay to SVG the amount of such Watkins-Johnson Benefits within thirty (30) days of when such Watkins-Johnson Benefits are actually realized by Watkins-Johnson, in accordance with subsection (iv) below.

                           (iv) Any payments of refunds or credits for Taxes, or
any payment of SVG Benefits or Watkins-Johnson Benefits, that are required to be paid under this Agreement shall be made within ten (10) Business Days of the receipt of any refund or thirty (30) Business Days of the actual realization of any tax benefit, as the case may be.

                  (d) Termination of Tax Sharing Agreements. Watkins-Johnson hereby agrees that, except for this Agreement, there are no, and as of the Closing there will be no, obligations of or to the SEG Entities pursuant to any tax sharing agreement or any similar arrangement, and any further obligations that might otherwise have existed thereunder shall be extinguished as of the Closing.

                  (e) Conduct of Audits and Other Procedural Matters. Each party shall, at its own expense, control any audit or examination by any taxing authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other all written notifications and other written communications, including if available the original envelope showing any postmark, from any taxing authority received by such party or its affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its affiliates is charged with sole payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party and shall not enter into any closing agreement or final settlement with any taxing authority with respect to any such liability without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to any Straddle Period, SVG shall control such Proceedings and shall consult in good faith with Watkins-Johnson as to the conduct of such Proceedings. Watkins-Johnson shall reimburse SVG for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which Watkins-Johnson is liable pursuant to this Agreement. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Proceedings which the requesting party controls. The failure by a party to provide timely notice under this subsection shall relieve the other party from its obligations under this
Section 5.10 with respect to the subject matter of any notification not timely forwarded, but only to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

                  (f) Transfer Taxes.  Notwithstanding  anything to the contrary in this Agreement,  including this Section 5.10,  except as set forth in Section
1.6 all transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (other than (i) any such taxes incurred in connection with the transfer to Watkins-Johnson (or the acquisition by SVG) of the SEG International Subsidiary Capital Stock, which taxes shall be borne by Watkins-Johnson, or (ii) any such transfer taxes incurred in connection with the transfer of any assets by Watkins-Johnson to the SEG Sub, which Taxes shall be borne by Watkins-Johnson) shall be paid by SVG when due. The parties hereto agree to treat the transfer of assets by the SEG Sub to SEG LLC and the sale of the SEG LLC Interests as exempt from any transfer taxes and Watkins-Johnson shall not take any position inconsistent with such understanding. SVG and Watkins-Johnson shall cooperate in the filing of all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees.

                  (g) Section 338 Election. SVG shall give Watkins-Johnson thirty (30) days prior written notice of any intention to file an election under
Section  338(g)  of the  Code  with  respect  to any  of the  SEG  International
Entities.

         5.11 Change of Names; License of use of "wj". As promptly as practicable after the Closing, SVG shall (a) cause each of the SEG International Entities to amend its charter and take any and all other actions necessary to remove the "Watkins-Johnson" name from each of the SEG International Entities' corporate names; (b) remove, or cause to be removed, all references to "wj" in the URL's for the SEG Entities' Internet sites as listed on Schedule 5.11 hereto; and (c) cease (and cause each of the SEG Entities to cease) using that name, the "WJ" initials and any similar name or initials in its operations or otherwise. Effective as of the Closing, Watkins-Johnson hereby grants SVG and its Affiliates a royalty free worldwide perpetual license to use the initials "wj" in the names of the products and related services and manuals currently being commercialized in the Business. SVG acknowledges that the sole ownership of the initials "wj" remains with Watkins-Johnson. SVG agrees that it will do nothing inconsistent with such ownership. SVG will comply with all reasonable requests of Watkins-Johnson in connection with SVG's use of the initials "wj." SVG's use of the initials "wj" shall reasonably conform with the standards practiced by Watkins-Johnson and the SEG Entities in the past.

         5.12  Collection of Receivables.

                  (a) In General. After the Closing, SVG and the SEG Entities shall seek to collect all accounts receivable outstanding as of the Closing Date for products and services shipped or rendered by any SEG Entity or the Business before the Closing. In doing so, SVG and the SEG Entities shall use reasonable commercial efforts to collect such receivables. SVG and the SEG Entities shall incur the costs and expenses of such collection procedures, except that Watkins-Johnson shall pay all out-of-pocket costs and expenses incurred in connection with any extraordinary collection efforts, such as any litigation with customers, in excess of the normal collection procedures SVG uses to collect its own receivables. Within fifteen (15) days after the Closing, Watkins-Johnson shall deliver to SVG an aging of all accounts receivable of the Business, which aging shall be reconciled to the general ledger accounts of Watkins-Johnson and shall be true and accurate. SVG shall have fifteen (15) days from the date of receipt of the accounts receivable aging to review such aging, and if it disagrees with anything in the accounts receivable aging, SVG and Watkins-Johnson shall in good faith attempt to resolve any disputes or discrepancies in the accounts receivable aging. The final accounts receivable aging as of the Closing Date agreed to by the parties (or as determined by the independent accounting firm, as provided in the following paragraph, as the case may be) is herein referred to as the "Closing Date Receivables." Watkins-Johnson and SVG shall also mutually agree on certain Closing Date Receivables (the "Special

Receivables") (i) that have deferred payment plans or long-term payment plans that become due after the Closing, (ii) that are at least 45 days overdue as of the date of the aging, or (iii) that are subject to a dispute with a customer, which receivables shall be excluded from the calculations described in Section 5.12(c) below. Notwithstanding the preceding sentence, if any Special Receivables (x) that have deferred or long-term payment plans are paid on a timely basis, (y) that were overdue at least 45 days as of the date of the aging are paid within the time periods set forth in Section 5.12(c), or (z) that had been subject to a dispute for which the dispute has been subsequently resolved, will be removed from the Special Receivables for purposes of the calculations set forth in Section 5.12(c).

         If the parties do not agree on the Closing Date Receivables or the Special Receivables within such fifteen (15) day period, the parties shall engage PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is unable to perform such services, a mutually agreed upon independent accounting firm of national standing and reputation, to determine the Closing Date Receivables and the Special Receivables. Such determination by the independent accounting firm shall be final and binding on the parties. The cost of the services of the independent accounting firm shall be borne by Watkins-Johnson.

                  (b) Procedures. The parties shall cooperate in good faith to achieve the purposes of this Section 5.12. Each month, SVG shall furnish a report to Watkins-Johnson that shows the collected Closing Date Receivables as of the end of SVG's accounting month, itemized by invoice for each foreign entity and for domestic operations. The report shall be submitted by the twentieth (20th) day after the end of SVG's accounting month. Watkins-Johnson shall submit a report to SVG within twenty (20) days after receiving each of SVG's report that shows the collections on Closing Date Receivables received by Watkins-Johnson that SVG will be able to remove from the list of outstanding Closing Date Receivables. SVG shall remit or cause to be remitted to Watkins-Johnson all Closing Date Receivables collected by SVG or any SEG Entity that are payable to Watkins-Johnson by the twentieth (20th) day after the end of SVG's accounting month during which the payments were received. If Watkins-Johnson receives payments on Closing Date Receivables (or any other receivables) that belong to SVG, Watkins-Johnson shall likewise remit those payments to SVG by the twentieth (20th) day after the end of the Watkins-Johnson accounting month during which the payments were received. Upon reasonable notice, Watkins-Johnson and its representatives shall have access to all information and documents in the custody or control of SVG or any SEG Entity that bear on the matters addressed in this Section 5.12. Likewise, upon reasonable notice, SVG and its representatives shall have access to all information and documents in the custody or control of Watkins-Johnson or any of its subsidiaries that bear on the matters addressed in this Section 5.12.

                  (c) Application to Receivables. Amounts collected on Closing Date Receivables shall be applied to such receivables of that customer or group on an identified invoice basis; provided, however, that if SVG has not collected at least the percentage of Closing Date Receivables (excluding for purposes of the numerator and denominator the Special Receivables and any Closing Date Receivables subject to a dispute through no fault of SVG or any SEG Entity after the Closing) set forth in the following table within the time periods set forth opposite such percentages, SVG shall purchase from Watkins-Johnson all remaining outstanding Closing Date Receivables (excluding the Special

Receivables and any Closing Date Receivables subject to a dispute through no fault of SVG or any SEG Entity after the Closing, and net of uncollectible account reserves) within twenty (20) days of the end of the relevant period:

    Cumulative Percentage of Net Closing                Time Period for
       Date Receivables Collected                 Collecting Stated Percentage
       --------------------------                 ----------------------------

                   50%                           120 days after the Closing Date
                   84%                           180 days after the Closing Date
                   97%                           210 days after the Closing Date

                  (d) Currency Issues. The open receivables list for the foreign subsidiaries will be maintained in each subsidiary's country's currency and all receivables paid shall be remitted in the currency in which the related receivable was denominated.

                  (e) Collection Issues. For receivables that are or become delinquent, Watkins-Johnson will be permitted to contact the customer directly for the purpose of pursuing collection. SVG will cooperate with Watkins-Johnson in that effort, if Watkins-Johnson so requests.

         5.13 Intercompany Payables. All intercompany payables on the books of any SEG Entity prior to the Closing shall prior to the Closing be paid, cancelled or contributed to the capital of the obligor SEG Entity.


                                   ARTICLE VI
                          CONDITIONS TO THE ACQUISITION

         6.1 Conditions to Obligations of Watkins-Johnson. The obligation of Watkins-Johnson to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Watkins-Johnson:

                  (a) Representations and Warranties. The representations and warranties of SVG contained in this Agreement shall have been true and correct in all material respects on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Closing Date.

                  (b) Agreements and Covenants. SVG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

                  (d) Escrow Agreement. The Escrow Agent and SVG shall have executed and delivered the Escrow Agreement.

                  (e) Legal Opinion. Watkins-Johnson shall have received the legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, legal counsel to SVG, substantially in the form attached hereto as Exhibit B.

                  (f) Consents. All Required Consents shall have been obtained.

                  (g) No Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect on the SEG Entities and the Business taken as a whole. There shall be no action, suit, claim or proceeding of any nature pending or, to the knowledge of Watkins-Johnson, threatened against Watkins-Johnson, SVG or any SEG Entity, their respective properties or any of their officers or directors of the Business, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

                  (h) Guaranty of Japanese Debt. The holders of the loans on the Japanese Property shall have released Watkins-Johnson in writing from its guarantees regarding such loans.

                  (i) Title Insurance. Watkins-Johnson shall have obtained for the benefit of SVG or SVG's designee, as part of such transfer, the Title Policy pursuant to Section 1.6 hereof.

                  (j) Certificate of SVG. Watkins-Johnson shall have been provided with a certificate executed on behalf of SVG by an officer of SVG, as of the Closing Date, that the provisions set forth in Sections 6.1(a), (b) and
(g) (with respect to SVG only) have been satisfied.

         6.2 Conditions to the Obligations of SVG. The obligations of SVG to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by SVG:

                  (a) Representations and Warranties. The representations and warranties of Watkins-Johnson contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

                  (b) Agreements and Covenants. Watkins-Johnson shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) Material Adverse Effect. No Material Adverse Effect with respect to the SEG Entity and the Business taken as a whole shall have occurred since the SEG Balance Sheet Date that is not disclosed in the Watkins-Johnson Disclosure Schedules.

                  (d) Consents. All Required Consents shall have been obtained.

                  (e) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

                  (f) No Claims. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Material Adverse Effect on the SEG Entities and the Business taken as a whole. There shall be no action, suit, claim or proceeding of any nature pending or, to SVG's knowledge, threatened against Watkins-Johnson, SVG or any SEG Entity, their respective properties or any of their officers or directors or the Business, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

                  (g) Escrow Agreement. The Escrow Agent and Watkins-Johnson shall have executed and delivered the Escrow Agreement.

                  (h) Legal Opinion. SVG shall have received the legal opinion from Heller, Ehrman White & McAuliffe, legal counsel to Watkins-Johnson, substantially in the form attached hereto as Exhibit C.

                  (i) Japanese Property. Watkins-Johnson shall have caused the ownership of the property located at Block No. M2-5 in the Land Readjustment Project Area No. 2, Kurigi, Asao-ku, Kawasaki City, Kanagawa Prefecture, Japan to be registered in the real property register of the government of Japan in the name of Watkins-Johnson International Japan K.K.

                  (j) Environmental Obligations. Watkins-Johnson shall have purchased (in accordance with the terms of Section 1.6 hereof) the Environmental Package.

                  (k) Included Assets and Liabilities; Transfer of Property. Except for the Scotts Valley Property, all of the Included Assets shall be held by the SEG LLC or an SEG International Subsidiary as of the Closing. As of the Closing, Watkins-Johnson shall transfer the Scotts Valley Property by grant deed, directly to SVG or its assignee. Watkins-Johnson shall have obtained for the benefit of SVG or SVG's designee, as part of such transfer, the Title Policy, with such endorsements as may be reasonably required by SVG, pursuant to
Section 1.6 hereof.

                  (l) Certificate of Watkins-Johnson. SVG shall have been provided with a certificate executed on behalf of Watkins-Johnson by an officer of Watkins-Johnson, as of the Closing Date, that the provisions set forth in Sections 6.2(a), (b), (c), (e) and (f) (with respect to Watkins-Johnson and the SEG Entities only) have been satisfied.

                  (m) Assignments of Registered Intellectual Property. Prior to the Closing, Watkins-Johnson and each SEG Entity, as applicable, shall have filed, in accordance with and to the maximum extent permitted by applicable law, transfers to the SEG LLC of all SEG Registered Intellectual Property in all jurisdictions in which such Intellectual Property is registered, including, without limitation, assignments of all registered Patents and Trademarks with the U.S. Patent and Trademark Office and assignments of all registered Copyrights with the U.S. Copyright Office.

                  (n) Intercompany Payables; International Accounts Receivable. Prior to the Closing, all intercompany payables on the books of any SEG Entity shall have been paid, cancelled, or contributed to the capital of the obligor. In addition, all accounts receivable in the SEG International Entities shall have been transferred to Watkins-Johnson or an Affiliate of Watkins-Johnson that is not an SEG Entity.


                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 General Indemnification by Watkins-Johnson. Watkins-Johnson covenants and agrees to indemnify, defend, protect and hold harmless SVG and its respective officers, directors, employees, assigns, successors and Affiliates (individually, a "SVG Indemnified Party" and collectively, "SVG Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, business disruption, consequential damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, judgments, settlement payments, deficiencies, penalties, fines, interest payable to third persons, and reasonable costs and expenses (including without limitation reasonable attorneys' fees and other disbursements) (collectively, "Damages") suffered, sustained, incurred or paid by the SVG Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                  (a) any inaccuracy or breach of any representation or warranty of Watkins-Johnson set forth in this Agreement (as modified by the Watkins-Johnson Disclosure Schedules) or in any certificate delivered by or on behalf of Watkins-Johnson at the Closing; or

                  (b) any nonfulfillment of any covenant or agreement by Watkins-Johnson under this Agreement; or

                  (c) any Excluded Liabilities; or

                  (d) any liabilities of Watkins-Johnson or any SEG Entities that are not Included Liabilities; or

                  (e) failure to obtain any Required Consents; or

                  (f) without in any way limiting the scope of Section 7.1(a), any inaccuracy or breach of any representation or warranty of Watkins-Johnson set forth in the second sentence of Section 2.3(a) (Authority); or

                  (g) any claims of infringement of the United States patent no. 5688359 directed to the muffle etch apparatus but only to the extent that Watkins-Johnson's liability under this Section 7.1(g) is limited to $200,000; or

                  (h) asbestos and lead abatement at the Scotts Valley Property, but only to the extent: (i) that such costs are incurred during the performance of any improvements by SVG at the Scotts Valley Property occurring at any time during the first year following the Closing Date; (ii) that Watkins-Johnson shall only be responsible for one-half of any such abatement costs; and (iii) that Watkins-Johnson's maximum liability for such costs is limited to $440,000.

         7.2 General Indemnification by SVG. SVG covenants and agrees to indemnify, defend, protect and hold harmless Watkins-Johnson and its respective officers, directors, employees, assigns, successors and Affiliates (individually, a "Watkins-Johnson Indemnified Party" and collectively, the "Watkins-Johnson Indemnified Parties") from, against and in respect of all Damages suffered, sustained, incurred or paid by the Watkins-Johnson Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                  (a) any inaccuracy or breach of any representation or warranty of SVG set forth in this Agreement or in any certificate delivered by or on behalf of SVG at the Closing; or

                  (b) any nonfulfillment of any covenant or agreement by SVG under this Agreement; or

                  (c) any Included Liability; or

                  (d) any liabilities of any SEG Entity attributable to any act, omission or event occurring after the Closing; or

                  (e) any liabilities of SVG that are not Excluded Liabilities.

         7.3  Limitation and Expiration.  Notwithstanding the above:

                  (a) the aggregate amount for which Watkins-Johnson is required to indemnify the SVG Indemnified Parties under this Article 7 shall not exceed the Escrow Amount; provided, however, that this limitation shall not apply to, and the SVG Indemnified Parties shall not be obligated to apply any claims against the Escrow Amount with respect to, Watkins-Johnson's liability for (i) Damages arising out of any liabilities referenced in Sections 7.1(c), (d) or
(f); (ii) Damages arising out of any breaches of the representations and warranties made in Section 2.8 (Taxation) or the covenants of Watkins-Johnson set forth in Section 5.10 (Tax Matters); (iii) Damages based on fraud or willful breaches by Watkins-Johnson, or any of its Affiliates or agents on behalf of Watkins-Johnson, of any of its representations or warranties contained in this Agreement (as modified by the Watkins-Johnson Disclosure Schedules); or in any certificate delivered by or on behalf of Watkins-Johnson at the Closing or (iv) any adjustment to the Estimated Consideration under Sections 1.3 or 1.4 (it being understood that any matter with respect to which any such adjustment is made under Sections 1.3 and 1.4 shall not also be considered a breach of any representation or warranty of Watkins-Johnson contained in this Agreement) and, provided, further that Watkins-Johnson's sole liability for asbestos and lead abatement of the Scotts Valley Property occurring after the Closing Date shall be limited to Watkins-Johnson's indemnification obligations in Section 7.1(h).

                  (b) the indemnification obligations of Watkins-Johnson under this Article 7, shall terminate at the date that is the later of clause (i) or
(ii) of this Section 7.3(b):

                           (i)      (1) except as to representations, warranties
and covenants specified in clauses (i)(2) and (i)(3) of this Section 7.3(b), nine (9) months from the Closing Date; provided, however, that SVG, in its reasonable discretion may extend the nine (9) month period set forth in this clause (1) to twelve (12) months (as it may be so modified, the "Escrow Release Date") that, notwithstanding any other provision of this Agreement, no claim for indemnification with respect to any of the matters referenced in this clause (1) shall be effective unless SVG gives Watkins-Johnson a written Claim Notice on or prior to the Escrow Release Date; or

                                    (2)  with  respect  to  representations  and
warranties contained in Section 2.16 (Environmental Matters) and Section 2.8 (Taxes), the covenants of Watkins-Johnson set forth in Section 5.10 (Tax Matters), and indemnification obligations of Watkins-Johnson set forth in Sections 7.1(c) and (d), the expiration of the relevant federal, state or foreign statute of limitation (including extensions thereof); or

                                    (3) with respect to the  representations and
warranties contained in the second sentence of Section 2.3(a) (Authority) and the indemnification obligations of Watkins-Johnson set forth in Section 7.1(f), the indemnification of Watkins-Johnson shall survive forever; or

                           (ii) the final  resolution  of claims or demands  for
which Claim Notice has been delivered to the Indemnifying Party as of the relevant dates described in clause (i) of this Section 7.3(b) (such claims referred to as "Pending Claims").

                  (c) the indemnification obligations of SVG shall terminate at the date that is the later of (i) the Escrow Release Date, except that the indemnification obligations of SVG to Watkins-Johnson set forth in Sections
7.2(c),  (d) and (e) and  with  respect  to the  covenants  of SVG set  forth in
Section 5.10 (Tax Matters) shall terminate upon the expiration of the relevant federal, state or foreign statute of limitations (including extensions thereof), and (ii) the resolution of all Pending Claims under Section 7.2.

                  (d) Notwithstanding anything to the contrary in this Agreement, no SVG Indemnified Party shall be entitled to indemnification under this Agreement unless and until the sum of all otherwise indemnifiable amounts payable to all the SVG Indemnified Parties together exceeds $100,000, in which case, subject to the other provisions of this Agreement, the amount indemnifiable shall be the amount in excess of $100,000. Notwithstanding anything to the contrary in this Agreement, no Watkins-Johnson Indemnified Party shall be entitled to indemnification under this Agreement unless and until the sum of all otherwise indemnifiable amounts payable to all the Watkins-Johnson Indemnified Parties together exceeds $100,000, in which case, subject to the other provisions of this Agreement, the amount indemnifiable shall be the amount in excess of $100,000. The foregoing limitation shall not apply to the indemnification obligations with respect to the covenants set forth in Section
5.10 (Tax Matters) and the indemnification obligations of Watkins-Johnson set forth in Section 7.1(f).

                  (e) Notwithstanding anything to the contrary in this Agreement, Watkins-Johnson shall only be responsible for lead and asbestos abatement at the Scotts Valley Property to the extent set forth in Section 7.1(h).

         7.4   Indemnification   Procedures.   All   claims   or   demands   for
indemnification under this Article 8 ("Claims") shall be asserted and resolved as follows:

                  (a) In the event that any Watkins-Johnson Indemnified Party or SVG Indemnified Party (an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Section 7.1 or 7.2 hereof (an "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, with a copy to the Escrow Agent, if applicable, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify in writing the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a statement in reasonable detail (to enable the Indemnified Party to understand the nature of the dispute) of the basis of such position (a "Notice of Objection"), a copy of which is delivered to the Escrow Agent, if applicable, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case a Notice of Objection is delivered to the Indemnified Party in accordance with this Section 7.4(a), the Indemnified Party shall respond in a written statement to the Notice of Objection within thirty (30) days and, for sixty (60) days thereafter, the parties shall attempt in good faith to resolve such dispute (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties). If the parties do not resolve the dispute within such sixty (60) day period, either party may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Any arbitration under this
Section 7.4 shall be conducted in accordance with Section 9.7.

                  (b) (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall promptly deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party, at its sole cost and expense, is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other reasonable action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

                           (ii) If the  Indemnifying  Party elects to defend the
Indemnified Party against such Third Party Claim by appropriate proceedings, then, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's reasonable discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party or the Escrow Amount, as provided in Section 7.5, the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto.

                           (iii) If at any time,  in the  reasonable  opinion of
the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or the SEG Entities or the Business, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

                  (c) The Indemnified Party shall cooperate fully with the Indemnifying Party to defend Third Party Claims as reasonably requested by the Indemnifying Party by, for example, making relevant employees reasonably available and providing reasonable access to documents and information during normal business hours and with prior notification.

                  (d) Subject to Section 7.3, nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided, however, that within thirty (30) days of notifying the Indemnifying Party of such potential or contingent claim, the Indemnified Party delivers to the Indemnifying Party a Claim Notice that sets forth the specific basis for any such Claim.

                  (e) Subject to the provisions of Section 7.3, the Indemnified Party's failure to give reasonably prompt notice as required by this Section 7.4 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                  (f) In the event of any inconsistency between the procedures set forth in this Section 7.4 and the procedures set forth in Section 5.10 (relating to Taxes), Section 5.10 shall control.

         7.5 Escrow Fund; Appointment of Escrow Agent; Exclusive Remedy. Watkins-Johnson and SVG hereby agree to the creation of an escrow fund to satisfy Watkins-Johnson's indemnification obligations to the SVG Indemnified Parties pursuant to the terms of this Article 7. Watkins-Johnson will be deemed to have received and deposited with the Escrow Agent the Escrow Amount and all interest and earnings accruing on the Escrow Amount shall accrue to (and be taxable currently to) Watkins-Johnson. The Escrow Amount, and all interest and earnings thereon (collectively, the "Escrow Fund") and all claims or demands for payment out of the Escrow Fund shall be governed by the terms of the Escrow Agreement in substantially the form attached hereto as Exhibit A. Watkins-Johnson and SVG hereby appoint an Escrow Agent to administer the Escrow Fund. Watkins-Johnson and SVG shall each bear one-half of the fees and expenses of the Escrow Agent incurred in connection with the establishment and maintenance of the Escrow Fund. The parties agree and acknowledge that the Escrow Fund (but no more than $3,450,000) shall be the SVG Indemnified Parties' sole and exclusive remedy for Damages for which Watkins-Johnson shall be liable under Section 7.1, except as set forth in Section 7.3(a).

         7.6 Survival of Representations; Warranties and Covenants. The representations of Watkins-Johnson will survive the Closing and will remain in effect until, and will expire in accordance with Section 7.3. The representations of SVG will survive the Closing and will remain in effect until, and will expire in accordance with Section 7.3.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent duly authorized by the Boards of Directors of SVG and Watkins-Johnson;

                  (b) by either Watkins-Johnson or SVG if the Acquisition shall not have been consummated by June 30, 1999 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Watkins-Johnson or SVG if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and nonappealable;

                  (d) by Watkins-Johnson, upon a material breach of any representation, warranty, covenant or agreement on the part of SVG set forth in this Agreement, or if any representation or warranty of SVG shall have become materially untrue, in either case such that the conditions set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in SVG's representations and warranties or breach by SVG is curable by SVG through the exercise of its commercially reasonable efforts, then Watkins-Johnson may not terminate this Agreement under this Section 8.1(d) for thirty (30) days after notice from Watkins-Johnson of such breach has been delivered to SVG, provided SVG continues to exercise such commercially reasonable efforts to cure such breach; or

                  (e) by SVG, upon a material breach of any representation, warranty, covenant or agreement on the part of Watkins-Johnson set forth in this Agreement, or if any representation or warranty of Watkins-Johnson shall have become materially untrue, in either case such that the conditions set forth in
Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Watkins-Johnson's representations and warranties or breach by Watkins-Johnson is curable by Watkins-Johnson through the exercise of its commercially reasonable efforts, then SVG may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after notice from SVG of such breach has been delivered to Watkins-Johnson, provided Watkins-Johnson continues to exercise such commercially reasonable efforts to cure such breach.

         8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery (subject to the cure periods set forth in Section 8.1(d) and (e)), of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2, Section 8.3 and Article 9, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. In addition, subject to the next sentence, Watkins-Johnson shall return the Earnest Money Payment to SVG in immediately available funds within three (3) Business Days of any termination of this Agreement pursuant to Section 8.1 and, before or at the time of such termination SVG has notified Watkins-Johnson in writing that
(i) SVG, as a result of its customer due diligence, determines, in its sole reasonable discretion, that the value of the Business is materially and adversely different from that previously represented to SVG by Watkins-Johnson,
(ii) SVG determines, in its sole reasonable discretion, that the financial condition or prospects of the Business are materially and adversely different from that previously represented to SVG by Watkins-Johnson, including any material reduction in the value or utility of the real property assets of the SEG Entities, (iii) there is any governmental action pending or threatened with respect to the Acquisition or the other transactions contemplated hereby that would seek to block or alter the terms of such transactions as set forth herein, including actions based on federal antitrust laws, (iv) there has been a material adverse change in the Business or the desirability of the Business to SVG that causes the value of the Business to be materially and adversely different than previously represented to SVG by Watkins-Johnson, in SVG's reasonable discretion, including a material difference in the appraised value of the Included Assets and the Included Liabilities identified, (v) SVG determines, in its reasonable discretion, that other transactions or corporate governance matters in which Watkins-Johnson is or may be involved will materially affect the timing or the ability to consummate the Acquisition and other transactions contemplated hereby, or (vi) the parties are unable to agree on the tax treatment of the Acquisition or the other transactions contemplated hereby. In order to invoke its rights under the previous sentence, SVG must base its decision to terminate this Agreement either on an event or development that took place after the date of this Agreement or information or analysis of which SVG first became aware after the date of this Agreement. If this Agreement is terminated in accordance with Section 8.1 and the preceding sentence does not apply, Watkins-Johnson shall retain the Earnest Money Payment. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Acquisition is consummated.

         8.4 Amendment. Subject to applicable law, this Agreement may only be amended hereto by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.5 Extension; Waiver. At any time prior to the Closing Date any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, provided that, if the Acquisition closes, any unsatisfied conditions set forth in Section 6.1 or 6.2 of this Agreement shall be deemed waived even without such an instrument. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)      if to SVG to:

                           Silicon Valley Group, Inc.
                           101 Metro Drive, Suite 400
                           San Jose, California  95110
                           Attention: Russell G. Weinstock
                           Telephone No.:  (408) 441-6700
                           Telecopy No.:   (408) 467-5828

                           and


                           Wilson Sonsini Goodrich & Rosati, P.C.
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Aaron J. Alter, Esq.
                           Telephone No.:  (415) 493-9300
                           Telecopy No.:   (415) 493-6811

                  (i)      if to Watkins-Johnson, to:

                           Watkins-Johnson Company
                           333 Hillview Avenue
                           Stanford Research Park
                           Palo Alto, California  94304-1223
                           Attention: Scott Buchanan
                           Telephone No.:  (650) 813-2480
                           Telecopy No.:   (650) 813-2960

                           with a copy to:

                           Heller Ehrman White & McAuliffe
                           333 Bush Street
                           San Francisco, California  94104-2878
                           Attention: Daniel E. Titelbaum, Esq.
                           Telephone No.:  (415) 772-6134
                           Telecopy No.:   (415) 772-6268

         9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Watkins-Johnson Disclosure Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and , except as otherwise provided herein, supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

         9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies. Except as otherwise provided herein including Sections 7.3 and 7.5, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law; Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Except as otherwise provided in this Agreement, any claim or dispute arising out of or related to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally settled by binding arbitration in Santa Clara County, California under the rules of the American Arbitration Association then in effect by a single arbitrator mutually agreeable to Watkins-Johnson and SVG. In the event that within thirty (30) days after the submission of any dispute to arbitration, Watkins-Johnson and SVG do not mutually agree on a single arbitrator, Watkins-Johnson, on the one hand, and SVG, on the other hand, shall each select one arbitrator and the AAA shall select a third arbitrator. The arbitrator(s) shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator(s) may award to the prevailing party, if any, as determined by the arbitrator(s), all of its costs and fees, including AAA administrative fees, arbitrator fees, attorney's fees, expert fees, witness fees, travel expenses and out-of-pocket expenses (including such expenses as copying, telephone, facsimile, postage and courier fees). The parties to the arbitration may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of this arbitration provision and without any abridgement of the powers of the arbitrator(s). The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator(s) shall have no authority to award punitive or exemplary damages against any party.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, except that: (a) SVG may assign its rights to acquire the International Subsidiary Capital Stock to one or more of its subsidiaries and
(b) SVG may assign its rights to acquire the Scotts Valley Property to a subsidiary of SVG or a lender or lessor to SVG. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 9.10:

                  "AAA" means the American Arbitration Association.

                  "Accountant" has the meaning set forth in Section 5.10(a).

                  "Accountant Report" has the meaning set forth in Section 5.10(a).

                  "Acquisition" has the meaning set forth in the Recitals.

                  "Adjusted Consideration" has the meaning set forth in Section 1.2.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, of the United States.

                  "Allocation Schedule" has the meaning set forth is Section 5.10(a).

                  "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction known to Watkins-Johnson that forms or could reasonably form the basis for any specified consequence.

                  "Business"  means all assets,  real and intangible,  including
Intellectual   Property   assets,   and   activities,   conduct  and  rights  of
Watkins-Johnson and the SEG Entities necessary to or related to the Field.

                  "Business Activities" has the meaning set forth in Section 2.10(h).

                  "Business Day" means any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

                  "Changes" has the meaning set forth in Section 5.10(c).

                  "Claims" has the meaning set forth in Section 7.4.

                  "Claim Notice" has the meaning set forth in Section 7.4(a).

                  "Closing" has the meaning set forth in Section 1.7.

                  "Closing  Cash  Payment"  has the meaning set forth in Section
1.2.

                  "Closing Certificate" has the meaning set forth in Section 1.4(a).

                  "Closing Date" has the meaning set forth in Section 1.7.

                  "Closing  Date  Receivables"  has the  meaning  set  forth  in
Section 5.12(a).

                  "Closing Net Asset Value" has the meaning set forth in Section 1.4(a).

                  "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "Code" means the Internal Revenue Code of 1986, as amended, of the United States.

                  "Confidentiality  Agreement"  has the  meaning  set  forth  in
Section 5.1(a).

                  "Conflict" means with respect to any instrument or action that such instrument or action may result in a conflict with, violation of, default under, or a right of termination, cancellation, forfeiture or acceleration of any obligation or material loss of any benefit (with or without notice or lapse of time, or both).

                  "Consent Decree" means that certain Order Granting Entry of Consent Decree filed November 1, 1991 and that certain Consent Decree filed July 16, 1991 in U.S. v. Watkins-Johnson Company, Civil Action No. C91-20423 in the United States District Court for the Northern District of California which Order and Consent Decree were recorded in Volume 4944 page 300 of the official records of the Santa Cruz County Recorder's office on December 18, 1991.

                  "Contract" has the meaning set forth in Section 2.17.

                  "Damages" has the meaning set forth in Section 7.1.

                  "Disagreement Notice" has the meaning set forth in Section 5.10(a)

                  "Disposal Site" is any real property (other than Historic SEG Business Facilities) used for the treatment, storage, transfer or disposal of any Hazardous Materials used in connection with the Business.

                  "DOJ" means the United States Department of Justice.

                  "DOL" means the United States Department of Labor.

                  "Earnest Money Payment" means the payment of $1,000,000 cash made to Watkins-Johnson by SVG at the time of the execution and delivery of the Letter of Intent.

                  "Employee" means any current, former, or retired employee, consultant, officer or director of any SEG Entity or any Affiliate who works or worked primarily in the Business.

                  "Environmental Consultant" means ARCADIS Geraghty & Miller, Inc. or another reputable and equally creditworthy environmental service firm acceptable to Watkins-Johnson and SVG in the reasonable exercise of their discretion.

                  "Environmental Laws" means all federal, state, local and foreign laws, ordinances, consent decrees, orders or requirements of any Governmental Entity, codes and regulations relating to the protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) including laws and regulations relating to the Release of Hazardous Materials, or otherwise relating to the importation, registration, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                  "Environmental Package" means the rights and protections that would be afforded to SVG under the form of Guaranteed Fixed Price Remediation Agreement (a "Remediation Agreement") among ARCADIS Geraghty & Miller, Inc., SVG and Watkins-Johnson, as well as the rights and protections afforded to SVG under performance bonds and insurance policies to be obtained pursuant to the Remediation Agreement, or substantially similar rights and protections under an agreement with a different Environmental Consultant which package shall be acceptable to Watkins-Johnson and SVG in their reasonable discretion.

                  "Environmental  Package  Cost"  has the  meaning  set forth in
Section 1.6.

                  "Equipment" has the meaning set forth in Section 2.9(c).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA  Affiliate"  has  the  meaning  set  forth  in  Section
2.14(a).

                  "Escrow Agent" has the meaning set forth in Section 1.5.

                  "Escrow Agreement" has the meaning set forth in Section 1.5.

                  "Escrow Amount" has the meaning set forth in Section 1.5.

                  "Escrow Fund" has the meaning set forth in Section 7.5.

                  "Escrow Release Date" has the meaning set forth in Section 7.3(b).

                  "Estimated Consideration" has the meaning set forth in Section 1.2.

                  "Excluded Assets" means any asset that is not an Included Asset, including those assets and contract rights referenced under the caption "Excluded Assets" on Schedule 1.3.

                  "Excluded Liabilities" means any liability and obligation that is not an Included Liability, including the liabilities and obligations referenced under the caption "Excluded Liabilities" on Schedule 1.3.

                  "Field" means the design, development, manufacture, marketing, production, distribution, licensing and sale of semiconductor and other related equipment, other than chemical vapor deposition chambers that use a plasma having an ion density of greater than 1011 ions/cm3 and operate or is designed to operate at a pressure of less than 10 mTorr.

                  "FICA" has the meaning set forth in Section 2.8(b).

                  "FMLA" means the Family Medical Leave Act of 1993, as amended.

                  "FTC" has the meaning set forth in Section 5.7.

                  "FUTA" has the meaning set forth in Section 2.8(b).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied consistently with the manner in which Watkins-Johnson applied them in the past.

                  "Governmental  Entity"  has the  meaning  set forth in Section
2.4.

                  "Hazardous Material" has the meaning set forth in Section 2.16(a).

                  "Hazardous Materials Activity" is the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, Release, exposure of others to, sale, registration or distribution of any Hazardous Material or any product containing a Hazardous Material.

                  "HDPP License" means the irrevocable, worldwide royalty-fee license granted to the SEG Sub under Section 4 of the License Agreement among Watkins-Johnson, SEG Sub and Applied Materials, Inc. dated as of March 29, 1999.

                  "Historic SEG Business Facilities" has the meaning set forth in Section 2.16(a).

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  "Imported Goods" has the meaning set forth in Section 2.18.

                  "Included Assets" means those assets referenced under the caption "Included Assets" in Schedule 1.3.

                  "Included Liabilities" means those liabilities and obligations referenced under the caption "Included Liabilities" in Schedule 1.3.

                  "Indemnified  Party"  has the  meaning  set  forth in  Section
7.4(a).

                  "Indemnifying Party" has the meaning set forth in Section 7.4(a).

                  "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations, continuations-in-part, reexaminations and extensions thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents");
(ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, confidential information, know how, technology, technical and other data and customer and supplier lists, and all documentation embodying or evidencing any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Mask Works"); (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, trade dress, corporate names, common law trademarks and service marks, trademark and service mark registrations and applications therefor, together with all translations, adaptations, derivations and combinations thereof, and including all goodwill associated with all of the foregoing throughout the world ("Trademarks"); (vii) all databases and data collections and all rights therein throughout the world;
(viii) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (ix) all World Wide Web addresses, sites and domain names; and (x) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                  "International Subsidiary Capital Stock" has the meaning set forth in the Recitals.

                  "IRS" means the Internal Revenue Service of the United States.

                  "Japanese Loans" means those certain loans by and between the Japanese Development Bank and Watkins-Johnson International Japan K.K. dated June 12, 1996 in the principal amount of 1,350,000,000 Japanese yen and dated December 26, 1997 in the principal amount of 200,000,000 Japanese yen, and that certain loan by and between Bank of Yokohama Ltd. and Watkins-Johnson
International Japan K.K. dated January 31, 1996 in the principal amount of 1,000,000,000 Japanese yen.

                  "Japanese Property" means all of Watkins-Johnson's or any SEG Entity's right, title and interest in and to any real property located in Kawasaki City, Kanagawa Prefecture, Japan (including, without limitation, that certain real property located at Block No. M2-5 in the Land Readjustment Project Area, No. 2, Kurigi, Asao-ku, Kawasaki City, Kanagawa Prefecture, Japan) and all other improvements and fixtures located thereon, and the easements, rights and appurtenances relating thereto.

                  "Lease" has the meaning set forth in Section 2.9(a).

                  "Letter of Intent" means that letter of intent dated March 3,1999 between SVG and Watkins-Johnson related to the Acquisition.

                  "Liability" has the meaning set forth in Section 2.6.

                  "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equity, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom (excluding, however, in the case of the Scotts Valley Property, the Lien arising out of the recordation of the Consent Decree).

                  "Material Adverse Effect" means a material adverse effect or change on the business, assets (including intangible assets), condition (financial or otherwise), or results of operations or of the entity or entities and/or business referenced in conjunction with that phrase.

                  "Notice of Objection" has the meaning set forth in Section 7.4(a).

                  "Pending Claims" has the meaning set forth in Section 7.3(b).

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                  "Pre-Closing Period" has the meaning set forth in Section 5.10(b).

                  "Preliminary  Net Asset  Value" has the  meaning  set forth in
Section 1.4(a).

                  "Proceedings" has the meaning set forth in Section 5.10(e).

                  "PTO" means the United States Patent and Trademark Office.

                  "Registered Intellectual Property" means all United States, international and foreign SEG Intellectual Property consisting of: (i) Patents, Patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks;
(iii) registered Copyrights and applications for Copyright registration; (iv) Mask Work registrations and applications to register Mask Works; (v) URLs, Web site addresses and domain names and (vi) any other SEG Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

                  "Related Agreements" means all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Escrow Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

                  "Required Consents" has the meaning set forth in Section 2.4.

                  "Returns" has the meaning set forth in Section 2.8(b).

                  "Scotts Valley Property" means all of Watkins-Johnson's or any SEG Entity's right, title and interest in and to any real property located in Scotts Valley, California (including, without limitation, those certain properties designated as tax parcel numbers 070-281-07, 070-281-10, 070-301-23, 022-611-01, 022-221-01, 022-221-02, 022-221-03, 022-221-04 and 022-221-05) and
all other improvements and fixtures located thereon, and the easements, rights and appurtenances relating thereto.

                  "SEG Balance Sheet" has the meaning set forth in Section 2.5.

                  "SEG Balance Sheet Date" has the meaning set forth in Section 2.5.

                  "SEG Business Facilities" has the meaning set forth in Section 2.9(a).

                  "SEG Employee Plans" has the meaning set forth in Section 2.14(a).

                  "SEG Employees" has the meaning set forth in Section 5.9.

                  "SEG Entities" has the meaning set forth in the Recitals.

                  "SEG  Environmental  Permits"  has the  meaning  set  forth in
Section 2.16(b).

                  "SEG Financials" has the meaning set forth in Section 2.5.

                  "SEG Intellectual Property" means all Intellectual Property that is owned by any SEG Entity or by Watkins-Johnson and related to the Business, including not limited to all Intellectual Property owned exclusively or jointly by Watkins-Johnson or any SEG Entity pursuant to the terms of the agreements disclosed on Schedules 2.10(i) and 2.10(j).

                  "SEG Interim Financials" has the meaning set forth in Section 2.5.

                  "SEG International Entities" has the meaning set forth in the Recitals.

                  "SEG LLC" has the meaning set forth in the Recitals.

                  "SEG LLC Interests" has the meaning set forth in the Recitals.

                  "SEG Permits" has the meaning set forth in Section 2.11(a).

                  "SEG Registered Intellectual Property" has the meaning set forth in Section 2.10(a).

                  "SEG Sub" has the mean set forth in the Recitals.

                  "SEG  Tax  Returns"  has the  meaning  set  forth  in  Section
5.10(b).

                  "SEG Year-End Financials" has the meaning set forth in Section 2.5.

                  "Special Receivables" has the meaning set forth in Section 5.12(a).

                  "Straddle  Period"  has  the  meaning  set  forth  in  Section
5.10(b).

                  "SVG Benefits" has the meaning set forth in Section 5.10(c).

                  "SVG Closing  Adjustment  Notice" has the meaning set forth in
Section 1.4(b).

                  "SVG Indemnified Party" has the meaning set forth in Section 7.1.

                  "Tax or Taxes" has the meaning set forth in Section 2.8(a).

                  "Third  Party  Claim"  has the  meaning  set forth in  Section
7.4(b).

                  "Title Policy" has the meaning set forth in Section 6.2(k).

                  "Unassumed Payables" has the meaning set forth in Section 1.3(c).

                  "Watkins-Johnson  Benefits"  has  the  meaning  set  forth  in
Section 5.10(c).

                  "Watkins-Johnson Disclosure Schedules" has the meaning set forth in the preamble of Article 2.

                  "Watkins-Johnson Indemnified Party" has the meaning set forth in Section 7.2.

                  "Watkins-Johnson's Knowledge" (and similar terms such as "know," "aware" and "knowledge of Watkins-Johnson"), means the knowledge of at least one officer or director of Watkins-Johnson or the SEG Sub, including facts of which such officers and directors, in the reasonably prudent exercise of their duties, should be aware.

                  "Watkins-Johnson's Retained Environmental Liabilities" shall mean any liability, obligation, judgment, penalty, fine, cost or expense, of any kind or nature, or the duty to indemnify, defend or reimburse any Person, arising at any time ("Environmental Claims"), with respect to: (i) the presence on or before the Closing Date of any Hazardous Materials in the soil, groundwater, surface water, air or building materials of any Historic SEG Business Facilities ("Pre-Existing Contamination"); (ii) the migration at any time prior to or after the Closing Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any transportation, transfer, recycling, storage, use, handling, treatment, manufacture, removal, investigation, remediation, release, emission, sale, disposal or distribution of any Hazardous Materials, or any product or waste containing Hazardous Materials conducted on any Historic SEG Business Facilities prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the Business ("Pre-Closing Hazardous Materials Activities"); (iv) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by the Watkins-Johnson or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date; (vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (vii) with respect to subsections (i) and (ii) of this definition, the extent to which such Pre-Existing Contamination continues to exist or migrate after the Closing Date; and (viii) with respect to subsections (iv) and (v) of this definition, the extent to which such exposures or violations continue to occur for a period of six (6) months following the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, the definition of "Watkins-Johnson's Retained Environmental Liabilities" shall not include (x) Environmental Claims to the extent actually covered by the Environmental Package or any environmental insurance policies obtained by SVG, Watkins-Johnson or the Environmental Consultant in connection with the Environmental Package; and (y) abatement costs with respect to any lead and asbestos containing materials found in the buildings and improvements of the Scotts Valley Property, which costs shall be solely covered by Section 7.1(h) hereof.

                  "Year 2000 Compliant" has the meaning set forth in Section 2.10(t).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                  SILICON VALLEY GROUP, INC.


                                  By: /s/ Russell G. Weinstock
                                     -------------------------------------
                                     Name:  Russell G. Weinstock
                                     Title: Vice President of Finance,
                                            Chief Financial Officer

                                  WATKINS-JOHNSON COMPANY


                                  By: /s/ Scott G. Buchanan
                                     -------------------------------------
                                     Name:  Scott G. Buchanan
                                     Title: Vice President,
                                            Chief Financial Officer



                     **** SECURITIES PURCHASE AGREEMENT ****